As filed with the Securities and Exchange Commission on July 25, 1997
                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

Citicorp                            Delaware                     13-2614988
Citicorp Capital III                Delaware                     51-6506265
Citicorp Capital IV                 Delaware                     51-6506266
Citicorp Capital V                  Delaware                     52-6839454
Citicorp Capital VI                 Delaware                     52-6839455
Citicorp Capital VII                Delaware                     52-6839456
Citicorp Capital VIII               Delaware                     52-6839457
Citicorp Capital IX                 Delaware                     52-6839458
(Exact name of issuer   (State or other jurisdiction of     (I.R.S. Employer
as specified in its       incorporation or organization)    Identification No.)
charter)


                                 399 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Stephen E. Dietz
                            Associate General Counsel
                                 Citibank, N.A.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                John T. Bostelman
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.
|_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                                            CALCULATION OF REGISTRATION FEE

======================================================================================================================
            Title of securities                    Amount to     Proposed    Proposed            Amount of
              to be registered                   be registered   maximum     maximum            registration fee
                                                                 offering    aggregate offering
                                                                 price per   price
                                                                 unit
----------------------------------------------------------------------------------------------------------------------
Notes of Citicorp                                    (1)          (2)        (1)(4)              N/A
Preferred stock, depositary shares of Citicorp       (1)          (2)        (1)(4)              N/A
Common stock of Citicorp(5)                          (1)          (2)        (1)(4)              N/A
Warrants of Citicorp                                 (1)          (2)        (1)(4)              N/A
Capital securities of Citicorp Capital III           (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital IV            (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital V             (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital VI            (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital VII           (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital VIII          (1)          (2)          (1)               N/A
Capital securities of Citicorp Capital IX            (1)          (2)          (1)               N/A
Guarantee obligations of Citicorp with
respect to the above-referenced capital securities   (3)          (3)          (3)               N/A
----------------------------------------------------------------------------------------------------------------------
   Subtotal for all securities listed above     $5,000,000,000         N/A       $5,000,000,000   $1,515,151.52 (8)
----------------------------------------------------------------------------------------------------------------------
Common stock of Citicorp (5)(6)                   12,000,000
                                                    shares              (7)      $1,009,558,336  $320,684.01(7) (8)
----------------------------------------------------------------------------------------------------------------------
   Total                                             N/A               N/A       $6,009,558,336   $1,835,835.53 (8)
======================================================================================================================

(1) In no event will the aggregate initial offering price of the notes, warrants, preferred stock, depositary shares and common stock of Citicorp (other than common stock for which a registration fee is being separately allocated below) and capital securities of the above-referenced trusts (collectively, the "Trusts") issued under this Registration Statement exceed $5,000,000,000, or the equivalent thereof in one or more foreign or composite currencies, exclusive of accrued interest and dividends, if any. In connection with the offering of capital securities, a like amount of notes may be issued and sold by Citicorp to any of the Trusts, in which event such notes may later be distributed for no additional consideration to the holders of the capital securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(3) The securities registered include the rights of holders of the capital securities under the Capital Securities Guarantees and certain back-up obligations of Citicorp as set forth in the Amended and Restated Declaration of Trust of each Trust and the Indenture, in each case as such terms are defined and as further described in the Registration Statement. The back-up obligations comprise the obligations of Citicorp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the capital securities). The Capital Securities Guarantees, when taken together with Citicorp's obligations under the subordinated debt securities issued to the Trusts, the Indenture and the Amended and Restated Declarations of Trust, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the capital securities. No separation consideration will be received for any such obligations of Citicorp.

(4) This Registration Statement also covers contracts which may be issued by Citicorp under which the counterparty may be required to purchase notes, warrants, preferred stock, depositary shares or common stock. Such contracts would be issued with notes, preferred stock, depositary shares, common stock or warrants. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This Registration Statement also covers such indeterminate additional amount of securities as may be required to be issued upon conversion, exercise or exchange of warrants or convertible or exchangeable securities pursuant to the antidilution provisions thereof. No separate consideration will be received for (i) notes, shares of common stock or preferred stock or depositary shares that are issued upon conversion of notes, preferred stock or depositary shares, or (ii) notes, shares of common stock or preferred stock or depositary shares that are issued upon exercise of warrants registered hereby.

(5) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.

(6) Refers to shares of Common Stock that may be offered in transactions permitted to be registered on Form S-3, including shares to be offered for the account of persons other than Citicorp.

(7) For purposes of calculating the registration fee for that portion of the Common Stock registered under this Registration Statement, the proposed maximum offering price is $126.00 per share, which is based on the average of the high and low prices reported on the New York Stock Exchange consolidated tape on July 17, 1997, and for purposes of calculating the registration fee for that portion of the Common Stock registered under Registration Statement No. 33- 59791 filed on June 2, 1995, the proposed maximum offering price was $52.00 per share, which was based on the average of the high and low prices reported on the New York Stock Exchange consolidated tape on May 30, 1995. Of the $320,684.01 registration fee allocable to the Common Stock, $121,747.28 was previously paid under such earlier Registration Statement.

(8) In accordance with Rule 429 under the Securities Act of 1933, the Prospectuses included herein are combined prospectuses which also relate to Citicorp's Registration Statement on Form S-3, File No. 333-20803 (the "Prior Registration Statement"). This Registration Statement, which is a new registration statement, also constitutes the first post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933. The aggregate amount of securities eligible to be sold and not previously sold under the Prior Registration Statement ($353,067,114) shall be carried forward to this Registration Statement. The registration fee paid in connection with the Prior Registration Statement for those securities ($121,747.28) shall also be carried forward to this Registration Statement. The balance of the registration fee ($1,714,088.25) is being paid herewith.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


          This Registration Statement contains four forms of prospectus: one to be used in connection with the offering and sale of senior or subordinated Notes (the "Note Prospectus"); one to be used in connection with the offering and sale of such Notes that may be convertible into or exchangeable for other securities registered hereby or securities of another issuer or Warrants (consisting of the Note Prospectus with the alternate cover pages and the additional pages included under the heading "Alternate Pages for Convertible Debt/Warrants Prospectus" and, to the extent applicable, the pages from the Stock Prospectus (as defined below) including the sections "Ratios of Income to Fixed Charges Including Preferred Stock Dividends," "Description of Common Stock," "Description of Preferred Stock" and "Description of Depositary Shares"and omitting, if not applicable, the section "Description of Notes" from the Note Prospectus); one to be used in connection with the offering and sale of Preferred Stock, Depositary Shares and Common Stock (the "Stock Prospectus"); and one (including a base prospectus and form of prospectus supplement) to be used in connection with the offering of Capital Securities and Subordinated Debt Securities (as defined therein) and the related guarantee obligations of Citicorp.

PROSPECTUS
----------


                                    Citicorp

                                  Senior Notes
                               Subordinated Notes

          This Prospectus may be used in connection with the offering of Citicorp's unsecured debt securities, which may be either senior (the "Senior Notes") or subordinated (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Notes may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (collectively, the "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus forms a part, Citicorp's preferred stock, common stock and other securities may also be offered under the Registration Statement.

          The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of Citicorp. The Subordinated Notes will be subordinate to all existing and future Senior Indebtedness (as defined herein). See "Description of Notes."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE NOTES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS BUT ARE UNSECURED DEBT OBLIGATIONS OF CITICORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                  The date of this Prospectus is July 22, 1997

          The specific terms of each series of Notes offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which will identify any underwriters or agents for the Notes being offered thereby and their compensation, and the public offering or purchase price.

          With respect to each series of Notes, the related Prospectus Supplement will set forth the aggregate principal amount offered, the rate and time of payment of interest, if any, the authorized denominations, the maturity, priority, premium, if any, any terms for redemption or conversion at the option of Citicorp or the holder, the currency or composite currency, if not the U.S. dollar, in which the Notes are denominated, and any mandatory or optional sinking fund or analogous provisions.

          The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Notes covered by such Prospectus Supplement.

          The Notes may be offered by Citicorp directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase Notes, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Notes. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of Notes to the extent permitted by applicable law.

          If any agent or underwriter is involved in the sale of Notes offered hereby, the name of such agent or underwriter and any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to Citicorp from such sale will be the purchase price of such offered Notes less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

          This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Notes. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          This Prospectus may not be used to consummate sales of Notes unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Notes shall not constitute an offer in any jurisdiction of any of the other Notes covered by this Prospectus.

          FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                              AVAILABLE INFORMATION

          Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by Citicorp pursuant to Section 13 of the Exchange Act are incorporated as of their respective filing dates in this Prospectus by reference:

          (1) Annual Report and Form 10-K for the fiscal year ended December 31, 1996;

          (2) Financial Review and Form 10-Q for the quarter ended March 31, 1997; and

          (3) Current Reports on Form 8-K dated January 21, 1997, April 15, 1997 and July 15, 1997.

          All reports subsequently filed by Citicorp pursuant to Sections 13(a) and (c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby (the "Securities") shall be incorporated by reference into this Prospectus and be a part hereof. Any statement contained herein or in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

          Citicorp will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp, 399 Park Avenue, New York, New York 10043, Attention:
     Investor Relations Department, (212) 559-2718.

                                    CITICORP

          Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

     Holding Company

          Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

          Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

          Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

          Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                                 USE OF PROCEEDS

          Citicorp intends to apply the net proceeds from the sale of the Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries.

                        RATIOS OF INCOME TO FIXED CHARGES

          For the six months ended June 30, 1997 and fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                                      Six
                                    Months
                                     Ended
                                   June 30,        Year Ended December 31,
                                     1997     1996   1995   1994   1993   1992
                                     ----     ----   ----   ----   ----   ----
Income to Fixed Charges:
  Excluding Interest on Deposits     2.84     2.69   2.31   1.76   1.44   1.24
  Including Interest on Deposits     1.50     1.48   1.42   1.31   1.18   1.09

          For purposes of computing the consolidated ratio of income to fixed charges, income represents net income, before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                              DESCRIPTION OF NOTES

     General

          The Senior Notes offered hereby are to be issued under an indenture dated as of September 1, 1989, as amended (the "Senior Indenture"), between Citicorp and United States Trust Company of New York, as trustee (the "Senior Trustee").

          The Subordinated Notes offered hereby are to be issued under an indenture dated as of April 1, 1991, as amended (the "Subordinated Indenture"), between Citicorp and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). As of November 27, 1992, the Subordinated Indenture as in effect prior to that date (the "Original Subordinated Indenture") was amended by a first supplemental indenture (the "First Supplemental Indenture"). The First Supplemental Indenture was entered into in response to an interpretation of the staff of the Board of Governors of the Federal Reserve System concerning the capital treatment of subordinated debt and amended the Original Subordinated Indenture by removing a restrictive covenant relating to liens on the stock of Citibank and by narrowing the definition of "Event of Default" to provide that the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) for Citicorp or substantially all of its property (rather than a substantial part of its property) is an Event of Default. These amendments do not apply to any series of Subordinated Notes issued prior to the execution of the First Supplemental Indenture (the "Original Subordinated Notes") and, therefore, holders of Original Subordinated Notes could be entitled to demand immediate payment of their securities upon the occurrence of certain events of bankruptcy or insolvency which would not entitle the holders of Subordinated Notes offered hereby or issued since the execution of the First Supplemental Indenture to demand such payment.

          A copy of each of the Senior Indenture and the Subordinated Indenture (each an "Indenture" and together the "Indentures") is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Indenture, including the definition therein of certain terms.

          Each Indenture provides that Notes, in addition to the Notes previously issued under such Indenture, may be issued in separate series thereunder without limitation as to aggregate principal amount, as authorized from time to time by, or pursuant to resolutions of, Citicorp's Board of Directors. (Indentures ss.301). The

          Notes may be issued from time to time in one or more series. The particular terms of each series of Notes offered by a Prospectus Supplement will be described in such Prospectus Supplement relating to such series.

          The Senior Notes of each series will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of Citicorp. The Subordinated Notes of each series will be unsecured and will rank pari passu with all other unsecured and subordinated indebtedness of Citicorp other than subordinated indebtedness as to which, in the instrument creating or evidencing the same, or pursuant to which the same is outstanding, it is provided that such indebtedness is junior to the Subordinated Notes.

          Citicorp may offer under this Prospectus series of Notes under indentures or documentation containing provisions which may differ from those included in the Indentures or any indenture or documentation applicable to other outstanding series of Citicorp indebtedness, provided that the material provisions of the indenture or documentation under which such series of Notes is issued will be described in the Prospectus Supplement relating to such series of Notes.

          The applicable Prospectus Supplement will describe the following terms of the Notes of each series: (1) the title of the Notes and whether they are Subordinated Notes or Senior Notes; (2) any limit on the aggregate principal amount of the Notes; (3) whether the Notes are to be issuable as Registered Notes or Bearer Notes (each as defined below) or both, and whether any of the Notes are to be issuable in temporary or permanent global form; (4) the price at which the Notes will be issued; (5) the date on which the Notes will mature; (6) the rate per annum at which the Notes will bear interest, if any, or the formula pursuant to which such rate will be determined, and the date from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Notes will be payable and the Regular Record Date for any interest payable on any Registered Notes on any Interest Payment Date; (8) the person to whom any interest on any Registered Note of such series will be payable, if other than the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Note of such series will be payable, if otherwise than upon presentation and surrender of coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Note on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Notes" below and the extent to which, or the manner in which, any interest payable on a permanent global Note on an Interest Payment Date will be paid; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Notes will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the Notes may be presented for registration of transfer or exchange; (10) the period or periods within which and the price or prices at which the Notes may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other terms and provisions of any such optional redemption provisions; (11) the obligation, if any, of Citicorp to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period within which and the price at which the Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other terms and provisions of such obligation; (12) the denominations in which any Registered Notes will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which Bearer Notes will be issuable, if other than denominations of $5,000 and integral multiples thereof; (13) the currency or currency units of payment of principal of and any premium and interest on the Notes, if other than U.S. dollars; (14) any index or formula (which may be based on the value of any currencies, commodities, securities or any group or combination thereof) used to determine the amount of payments of principal of and any premium on the Notes; (15) if applicable, the fact that the terms of the applicable Indenture described below under "Defeasance and Covenant Defeasance" will not apply to such series; (16) the application, if any, of the terms of the applicable Indenture described below under "Assumption of

     Obligations" to any series of Notes issuable as Bearer Notes; (17) any additional restrictive covenants included for the benefit of the holders of such Notes; (18) any additional Events of Default provided with respect to such Notes; (19) information with respect to book-entry procedures, if any; and (20) any other terms of the Notes not inconsistent with the provisions of the applicable Indenture. (Indentures ss.301). Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Notes of such series. If Citicorp has an obligation to redeem or purchase the Notes at the option of the holder thereof as provided in the applicable Prospectus Supplement pursuant to clause (11) above, Citicorp will comply with any applicable provisions of Section 14(e) of the Exchange Act and the related rules and regulations in connection with such redemption or purchase.

          Notes of any series may be issued as Original Issue Discount Notes. An Original Issue Discount Note is a Note, including any zero-coupon Note, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Note shall become due and payable. United States Holders of Original Issue Discount Notes having a maturity of more than one year from their date of issue will have to include original issue discount in income for federal income tax purposes as it accrues, generally before receipt of cash attributable to such income.

          To the extent described in the applicable Prospectus Supplement, Notes may be convertible or exchangeable, at the option of the holder or Citicorp, into common stock or other securities of Citicorp or another issuer. Any applicable conversion or exchange provisions will be described in the Prospectus Supplement.

          Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the applicable Indenture would not necessarily afford holders of either the Senior Notes or the Subordinated Notes protection in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

     Form, Exchange, Registration and Transfer

          Notes of a series may be issued in registered form ("Registered Notes") or bearer form ("Bearer Notes") or any combination thereof. Each Indenture also provides that Notes of a series may be issued in temporary or permanent global form. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Notes (other than Bearer Notes in temporary or global form) will have interest coupons attached. (Indentures ss.201). See "Temporary Global Notes" and "Permanent Global Notes."

          In connection with its sale during the restricted period (as defined below under "Limitations on Issuance of Euro-Notes"), no Note issued in bearer form or issued in global form and exchangeable for Notes in bearer form (together, "Euro-Notes") shall be delivered to any location in the United States or its possessions and a Euro-Note (not including a Note in temporary global form) may be delivered in definitive form only if, prior to such delivery, the owner of such Euro-Note or the financial institution or clearing organization through which the owner holds such Euro-Note, directly or indirectly, provides a written certificate to Citicorp, in the form required by the applicable Indenture, to the effect that (a) such Euro-Note is owned by a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; (b) such Euro-Note is owned by a United States person (other than a financial institution for purposes of resale during the restricted period) that is (i) a foreign branch of a United States financial institution or
     (ii) a United States person that acquired such Euro-Note through the foreign branch of a United States financial institution and that for purposes of this certification holds such Euro-Note through such financial institution on the date of certification and, in either case, such United States financial institution provides a certificate to Citicorp or the distributor selling the Euro-Note stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended (the "Internal Revenue Code"), and the regulations thereunder; or (c) such Euro-Note is owned by a financial institution for purposes of resale during the restricted period and such financial institution certifies that it has not acquired such Euro-Note for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Upon exchange of a portion of a temporary global Note for an interest in a Euro-Note in permanent global form, such certification must be given in connection with the exchange. In the case of a Euro-Note in permanent global form, such certification must be given in connection with the notation of a beneficial ownership interest therein upon exchange of a portion of a temporary global Euro-Note. (Indentures ss.ss.303, 304). See "Temporary Global Notes" and "Limitations on Issuance of Euro-Notes."

          At the option of the holder, subject to the terms of the applicable Indenture, Registered Notes of any series will be exchangeable for other Registered Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Notes of any series are issuable as both Registered Notes and Bearer Notes, at the option of the holder, subject to the terms of such Indenture, Bearer Notes (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Notes surrendered in exchange for Registered Notes between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes. (Indentures ss.305). Each Bearer Note and any coupons appertaining thereto will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." (Indentures ss.201).

          Notes may be presented for exchange as provided above, and Registered Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Citicorp for such purpose without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected when the Security Registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. Citicorp has appointed Citibank as Security Registrar. (Indentures ss.305). Citicorp may at any time rescind the designation of any transfer agent (other than the Security Registrar) or approve a change in the location through which any such transfer agent acts, except that if Notes of a series are issuable solely as Registered Notes, Citicorp will be required to maintain a transfer agent in each Place of Payment for such series, and if Notes of a series are issuable as Bearer Notes, Citicorp will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. Citicorp may at any time designate additional transfer agents with respect to any series of Notes. (Indentures ss.1002).

          In the event of any redemption in part, Citicorp shall not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection for redemption of Notes of like tenor and of the series of which such Note is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Notes of like tenor and of such series to be redeemed; (ii) register the transfer of or exchange any Registered Note so selected for redemption, in whole or in part, except the unredeemed portion of any

     Note being redeemed in part; or (iii) exchange any Bearer Note so selected for redemption, except to exchange such Bearer Note for a Registered Note of that series and like tenor which is immediately surrendered for redemption. (Indentures ss.305).

     Payment and Paying Agents

          Unless otherwise indicated in the applicable Prospectus Supplement and provided that the certificate described above under "Form, Exchange, Registration and Transfer" has been received, principal of and any premium and interest on Bearer Notes will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as Citicorp may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Bearer Note on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Indentures ss.1001). No payment with respect to any Bearer Note will be made at any office or agency of Citicorp in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Notes denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions. (Indentures ss.1002).

          Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest on Registered Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Citicorp may designate from time to time, except that at the option of Citicorp payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Indentures ss.201). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Registered Note on any Interest Payment Date will be made to the Person in whose name such Registered Note (or Predecessor Note) is registered at the close of business on the Regular Record Date for such interest. (Indentures ss.307).

          Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of Citibank in The City of New York will be designated as a Paying Agent for Citicorp for payments with respect to Notes of each series which are issuable solely as Registered Notes and as a Paying Agent for payments with respect to Notes of each series (subject to the limitations described above in the case of Bearer Notes) which are issuable solely as Bearer Notes or as both Registered Notes and Bearer Notes. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by Citicorp for the Notes of each series will be named in the applicable Prospectus Supplement. Citicorp may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Notes of a series are issuable solely as Registered Notes, Citicorp will be required to maintain a Paying Agent in each Place of Payment for such series and, if Notes of a series are issuable as Bearer Notes, Citicorp will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Notes of the series (and for payments with respect to Bearer Notes of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States and its possessions where Notes of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Notes of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, Citicorp will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions for the Notes of such series. (Indentures ss.1002).

          After notice by publication, all moneys paid by Citicorp to a Paying Agent for the payment of the principal of and any premium or interest on any Note of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Citicorp, and the holder of such Note or any coupon appertaining thereto may thereafter look only to Citicorp for payment thereof. (Indentures ss.1003).

     Temporary Global Notes

          All Euro-Notes will initially be represented by one or more temporary global Notes, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels office, in its capacity as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Note and described in an applicable Prospectus Supplement (the "Exchange Date"), each such temporary global Note will be exchanged for definitive Bearer Notes, definitive Registered Notes or all or a portion of a permanent global Note, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon receipt by Euroclear or Cedel of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer." No Note delivered in exchange for any portion of a temporary global Note shall be delivered to any location in the United States or its possessions in connection with such exchange. (Indentures ss.304).

          Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Note payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Notes (including a permanent global Note) will be payable to the bearer and thus, while such temporary global Note is deposited with the common depositary for Euroclear and Cedel, will be paid to each of Euroclear and Cedel with respect to the portion of the temporary global Note held for its account for which it provides certification in the form described above under "Form, Exchange, Registration and Transfer." If an Interest Payment Date occurs prior to the issuance of definitive Notes (including a permanent global Note), written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" will be required to obtain an interest payment, and upon receipt of such certification Euroclear or Cedel, as the case may be, will exchange the portion of the temporary global Note relating to such certification for an interest in a permanent global Note (unless the account holder requests that such portion be exchanged for a definitive Registered Note or Notes or a definitive Bearer Note or Notes). (Indentures ss.304).

     Permanent Global Notes

          If any Notes of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Note may exchange such interests for Notes of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Note delivered in exchange for any portion of a permanent global Note shall be delivered to any location in the United States or its possessions in connection with such exchange. (Indentures ss.305). Principal of and any premium and interest on any permanent global Note will be payable in the manner described in the applicable Prospectus Supplement. (Indentures ss.304).

     Limitations on Liens on Stock of Citibank

          Citicorp has covenanted in the Senior Indenture that, so long as any of the Senior Notes issued thereunder which mature more than ten years after their issuance are Outstanding, it will not create, incur, assume or suffer to exist any mortgage, pledge, security interest or other encumbrance, as security for indebtedness for borrowed money, upon any shares of Voting Stock of Citibank owned by Citicorp, without effectively providing that the Senior Notes issued under such Indenture which mature more than ten years after their issuance shall be secured equally and ratably with, or prior to, such indebtedness; provided, however, that Citicorp shall be permitted to create, incur, assume or suffer to exist any such mortgage, pledge, security interest or other encumbrance without regard to the foregoing provisions so long as after giving effect thereto Citicorp will own at least 80% of the Voting Stock of Citibank then issued and outstanding, free and clear of any such mortgage, pledge, security interest or other encumbrance. For the purpose of this covenant, the term "Voting Stock" of Citibank shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of Citibank, other than stock having such power only by reason of the happening of a contingency. (Senior Indenture ss.1005). The foregoing covenant also applies to the Original Subordinated Notes but is not a provision of the Subordinated Indenture and does not apply to any series of Subordinated Notes.

     Defaults; Events of Default

          Unless otherwise provided in the applicable Prospectus Supplement, the following will be "Events of Default" under the Senior Indenture with respect to any series of Senior Notes: (a) failure to pay principal of or any premium on any Senior Note of that series at maturity; (b) failure to pay any interest on any Senior Note of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Senior Note of that series; (d) failure to perform any other covenant of Citicorp in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of series of Senior Notes other than that series) continued for 60 days after written notice of such default; (e) certain events of bankruptcy, insolvency or reorganization of Citicorp or Citibank; and (f) any other Event of Default provided with respect to Senior Notes of that series. (Senior Indenture ss.501).

          Unless otherwise provided in the applicable Prospectus Supplement, the following will be "Defaults" under the Subordinated Indenture with respect to any series of Subordinated Notes: (a) failure to pay principal of or any premium on any of the Subordinated Notes of that series at maturity; (b) failure to pay any interest on any Subordinated Note of that series when due, continued for 30 days; (c) failure to perform any other covenant of Citicorp in the Subordinated Indenture (other than a covenant included in the Subordinated Indenture solely for the benefit of series of Subordinated Notes other than that series) continued for 60 days after written notice of such default; (d) any Event of Default; and (e) any other Default provided with respect to Subordinated Notes of that series. (Subordinated Indenture ss.503). Unless otherwise provided in the applicable Prospectus Supplement, the following will be the Events of Default under the Subordinated Indenture with respect to any series of Subordinated Notes: (x) certain events of bankruptcy, insolvency or reorganization of Citicorp; and (y) any other Event of Default provided with respect to Subordinated Notes of that series. (Subordinated Indenture ss.501). Unless an Event of Default has occurred and shall be continuing with respect to a series of Subordinated Notes, neither the holders of such Subordinated Notes nor the Subordinated Trustee may declare the acceleration of the payment of principal or premium, if any, of such Subordinated Notes under the Subordinated Indenture.

          Subject to the provisions of the applicable Indenture relating to the duties of the related Trustee, in case an Event of Default with respect to either the Senior Notes or the Subordinated Notes shall occur, or in case a Default with respect to the Subordinated Notes shall occur and be continuing, such Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of Notes of any series or any related coupons unless such holders shall have offered to such Trustee reasonable indemnity. (Indentures ss.ss.601, 603). The holders of a majority in aggregate principal amount of the Outstanding Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the related Trustee, or exercising any trust or power conferred on the Trustee, with respect to Notes of that series, provided that such direction does not conflict with applicable law or the applicable Indenture or have a substantial likelihood of involving such Trustee in personal liability. (Indentures ss.512).

          If an Event of Default with respect to Notes of any series at the time Outstanding shall occur and be continuing, either the related Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series may declare the principal, or, if any such Notes are Original Issue Discount Notes, such lesser amounts as may be described in the applicable Prospectus Supplement, of all such Outstanding Notes of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Notes of any series has been made but before a judgment or decree for payment of money due has been obtained by such Trustee, the holders of a majority in aggregate principal amount of Outstanding Notes of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. (Indentures ss.502).

          No holder of any Notes of any series or any related coupons will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the related Trustee written notice of a continuing Event of Default, with respect to the Senior Notes or the Subordinated Notes of that series, or of a continuing Default with respect to the Subordinated Notes of that series, the holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Notes of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indentures ss.507). However, such limitations do not apply to a suit instituted by a holder of an Outstanding Note of that series for enforcement of payment of the principal of, or any premium or interest on, such Note on or after the respective due dates expressed in such Note. (Indentures ss.508).

          Citicorp is required to furnish annually to each Trustee a statement as to its performance or fulfillment of covenants, agreements or conditions in the applicable Indenture and as to the absence of defaults thereunder. (Indentures ss.1004).

     Meetings, Modification and Waiver

          Modifications and amendments of each Indenture may be made by Citicorp and the related Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, (b) reduce the principal amount of, or premium or interest on, any Note, (c) change any obligation of Citicorp to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Note payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Note or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (g) reduce the percentage in principal amount of Outstanding Notes of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Indenture for quorum or voting, (i) change any obligation of Citicorp to maintain an office or agency in the places and for the purposes required by such Indenture, or (j) modify any of the above provisions. (Indentures ss.902). Under certain limited circumstances, modifications and amendments of such Indenture may be made by Citicorp and the related Trustee without the consent of any holders of Outstanding Notes. (Indentures ss.901).

          The holders of at least a majority in aggregate principal amount of the Outstanding Notes of a series may, on behalf of the holders of all the Notes of that series, waive, insofar as that series is concerned, compliance by Citicorp with certain restrictive provisions of the applicable Indenture. (Indentures ss.1007). The holders of not less than a majority in aggregate principal amount of the Outstanding Notes of a series may, on behalf of all holders of Notes of that series and any coupons appertaining thereto, waive any past default under the applicable Indenture with respect to Notes of that series, except a default (a) in the payment of principal of or any premium or interest on any Note of such series or
     (b) in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the holders of each Outstanding Note of such series affected. (Indentures ss.513).

          Each Indenture provides that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Notes for quorum purposes, (i) the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Note denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of such Note, of the principal amount of such Note or, in the case of an Original Issue Discount Note, the U.S. dollar equivalent, determined on the date of original issuance of such Note, of the amount determined as provided in (i) above. (Indentures ss.101).

          Each Indenture contains provisions for convening meetings of the holders of Notes of a series if Notes of that series are issuable as Bearer Notes. (Indentures ss.1301). A meeting may be called at any time by the Trustee, and also, upon request, by Citicorp or the holders of at least 10% in aggregate principal amount of the Outstanding Notes of such series, in any such case upon notice given in accordance with "Notices" below. (Indentures ss.1302). Except for any consent which must be given by the holder of each Outstanding Note affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Outstanding Notes of that series; provided, however, that, except for any consent which must be given by the holder of each Outstanding Note affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of Outstanding Notes of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in aggregate principal amount of the Outstanding Notes of that series. Any resolution passed or decision taken at any meeting of holders of Notes of any series duly held in accordance with the applicable Indenture will be binding on all holders of Notes of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Notes of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Outstanding Notes of a series, the Persons holding or representing such specified percentage in aggregate principal amount of the Outstanding Notes of such series will constitute a quorum. (Indentures ss.1304).

     Consolidation, Merger and Sale of Assets

          Citicorp may, without the consent of the holders of any of the Outstanding Notes of a series, consolidate with, merge into or transfer its assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that (i) the successor corporation assumes Citicorp's obligations on the Notes of each series and under the applicable Indenture, (ii) after giving effect thereto, with respect to the Senior Notes, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (iii) after giving effect thereto, with respect to the Subordinated Notes, no Default, and no event which, after notice or lapse of time, or both, would become a Default, shall have happened and be continuing, and (iv) certain other conditions are met. (Indentures ss.801, 802).

     Assumption of Obligations

          If so specified in an applicable Prospectus Supplement for a series of Notes issuable as Bearer Notes, Citicorp may elect at any time to assign to a Subsidiary or an Affiliate of Citicorp, and cause such Subsidiary or Affiliate to assume, the obligations of Citicorp for the due and punctual payment of the principal of and any premium and interest on all the Notes of such series and the performance of every covenant of the applicable Indenture, except as described below, on the part of Citicorp to be performed or observed with respect to the Notes of such series, provided that (i) Citicorp has the right to redeem the Notes of such series in the event of certain changes involving United States taxes or the imposition of certain reporting requirements as expressly described in the applicable Prospectus Supplement and the circumstances and conditions expressly described in such Prospectus Supplement giving rise to Citicorp's right so to redeem the Notes of such series have occurred, are in effect and have been satisfied, as the case may be, (ii) no payment of principal of or any premium or interest on any of the Notes of such series is overdue, (iii) Citicorp unconditionally guarantees the performance of the obligations of such Subsidiary or Affiliate under the applicable Indenture and under the Notes of such series, (iv) Citicorp and such Subsidiary or Affiliate each agrees to indemnify the holder of each Note of such series against (A) any tax, assessment or governmental charge which is imposed on such holder by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and which is withheld on the making of, the payment of the principal of or any premium or interest on such Note, and which would not have been so imposed and withheld had such assignment and assumption not been made, (B) any tax, assessment or governmental charge imposed on or relating to the act of assignment and assumption and (C) any costs or expenses of the act of assignment and assumption, (v) after giving effect thereto, no Event of Default with respect to the Senior Notes or the Subordinated Notes and no Default with respect to the Subordinated Notes, and no event which, after notice or lapse of time, or both, would become an Event of Default or Default, respectively, shall have occurred and be continuing, and (vi) certain other conditions are met. (Indentures ss.803). Notwithstanding any assignment and assumption with respect to the Notes of a series as described in this paragraph, Citicorp will remain unconditionally obligated to comply with such provisions of each Indenture as may be required to comply with applicable law and, with respect to the Senior Notes and the Original Subordinated Notes, Citicorp shall remain unconditionally obligated to comply with the covenant described above under "Limitations on Liens on Stock of Citibank." (Indentures ss.ss.803, 804).

     Notices

          Except as otherwise provided in the applicable Indenture, notices to holders of Bearer Notes will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Notes. Notices to holders of Registered Notes will be given by mail to the addresses of such holders as they appear in the Security Register. (Indentures ss.ss.101, 106).

     Title

          Title to any Bearer Notes (including Bearer Notes in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. Citicorp, the related Trustee and any agent of Citicorp or such Trustee may treat the bearer of any Bearer Note and the bearer of any coupon and the registered owner of any Registered Note as the absolute owner thereof (whether or not such Note or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Indentures ss.308).

     Replacement of Notes and Coupons

          Any mutilated Note or a Note with a mutilated coupon appertaining thereto will be replaced by Citicorp at the expense of the holder upon surrender of such Note to the related Trustee. Notes or coupons that become destroyed, lost or stolen will be replaced by Citicorp at the expense of the holder upon delivery to such Trustee of evidence of the destruction, loss or theft thereof satisfactory to Citicorp and such Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Note in exchange for the Note to which such coupon appertains. In the case of a destroyed, lost or stolen Note or coupon, an indemnity satisfactory to such Trustee and Citicorp may be required at the expense of the holder of such Note or coupon before a replacement Note will be issued. (Indentures ss.306).

     Defeasance and Covenant Defeasance

          Unless otherwise specified in the applicable Prospectus Supplement for a series of Notes, Citicorp may cause itself (i) to be discharged from any and all obligations with respect to such Notes (subject to the terms of the applicable Indenture) ("defeasance") and/or (ii) to be released from its obligations described above under "Limitations on Liens on Stock of Citibank" with respect to the Senior Notes or Original Subordinated Notes ("covenant defeasance"), upon the deposit with the related Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Notes to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Citicorp must deliver to the related Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion, in the case of defeasance under clause(i) above, must refer to and be based upon a published ruling of the Internal Revenue Service or changes in applicable United States federal income tax law occurring after the date of the applicable Indenture. (Indentures Article Fourteen).

          Defeasance by Citicorp with respect to the Notes of a series is permitted notwithstanding Citicorp's prior covenant defeasance with respect to such series. Following a defeasance, payment of such Notes may not be accelerated because of an Event of Default or a Default. (Indentures ss.1402). Following a covenant defeasance, payment of Senior Notes or the Original Subordinated Notes may not be accelerated by reference to the covenant noted under clause(ii) above. (Senior Indenture ss.1403, Original Subordinated Indenture ss.1403). However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

     Subordination

          The Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of Citicorp. In the event that Citicorp shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on the indebtedness evidenced by the Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Notes. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Citicorp, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of Citicorp, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by Citicorp for the benefit of creditors or (d) any other marshaling of the assets of Citicorp, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution under the Subordinated Notes, whether in cash, securities or other property, shall be made to any Subordinated Note holders. In such event, any payment or distribution under the Subordinated Notes, whether in cash, securities or other property (other than securities of Citicorp or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate at least to the extent provided in the subordination provisions with respect to the Subordinated Notes to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for those subordination provisions) be payable or deliverable in respect of the Subordinated Notes, shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. If any payment or distribution under the Subordinated Notes, of any character whether in cash, securities or other property (other than securities of Citicorp or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any holder of any Subordinated Notes in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred, to the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. (Subordinated Indenture ss.1501).

          "Senior Indebtedness" means any obligation of Citicorp to its creditors, whether outstanding on the date of the Subordinated Indenture or subsequently incurred, other than (w) any securities issued under the Subordinated Indenture (including Subordinated Notes), (x) all other unsecured and subordinated indebtedness of Citicorp, and all other unsecured and subordinated guarantees by Citicorp of indebtedness of other Persons, (y) all obligations incurred or assumed by Citicorp in the ordinary course of business in connection with the obtaining of materials or services, and all obligations of Citicorp in respect of any guarantees of such obligations of subsidiaries of Citicorp (provided that obligations described in this clause (y) shall not include traveler's checks or other unsubordinated financial instruments) and (z) any other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness. (Subordinated Indenture ss.101). Neither Indenture limits the issuance of additional Senior Indebtedness.

          Because Citicorp is a holding company, its rights and the rights of its creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

     Governing Law

          Each Indenture, the Notes and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Indentures ss.113).

     Concerning the Trustees

          United States Trust Company of New York, the Senior Trustee, has its principal corporate trust office at 114 West 47th Street, New York, New York 10036 and is also trustee under other Citicorp indentures under which unsecured debt securities are currently outstanding.

          The Chase Manhattan Bank (formerly known as Chemical Bank), the Subordinated Trustee, has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, and is also trustee under other indentures under which subordinated unsecured debt securities issued or guaranteed by Citicorp are currently outstanding.

          Citicorp or its affiliates maintain certain accounts and other banking relationships with the Trustees and their respective affiliates.

     Limitations on Issuance of Euro-Notes

          In compliance with United States federal tax laws and regulations, Euro-Notes may not be offered or sold during the restricted period (as defined below) in the United States or its possessions or to a United States person (each as defined below) other than an exempt purchaser (as defined below). Furthermore, in compliance with such federal tax laws and regulations, Euro-Notes may not be delivered, in connection with the sale thereof during the restricted period, in definitive form within the United States or its possessions.

          Citicorp will not offer or sell Euro-Notes during the restricted period to a person who is within the United States or its possessions or to a United States person other than an exempt purchaser, and any underwriter, agent and dealer participating in the offering of Euro-Notes must covenant that: (i) it has not and will not offer or sell the Euro-Notes during the restricted period to a person who is within the United States or its possessions or to a United States person other than an exempt purchaser;
     (ii) it has in effect, in connection with the offer and sale of the Euro-Notes during the restricted period, procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling the Euro-Notes are aware that the Euro-Notes cannot be offered or sold during the restricted period to a person who is within the United States or its possessions or who is a United States person (other than an exempt purchaser); (iii) it will not permit any affiliate (within the meaning of
     Section 1.163-5(c)(2)(i)(D)(4)(iii) of the regulations issued under the Internal Revenue Code (the "Treasury Regulations")) to acquire any Euro-Note for the purpose of offering or selling it during the restricted period unless such affiliate provides it (for the benefit of Citicorp) with the covenants contained in this paragraph; (iv) it will not deliver any Euro-Notes, in connection with the sale thereof during the restricted period, in definitive form within the United States or its possessions; (v) it will not enter into any written contract with another distributor (within the meaning of Section 1.163-5(c)(2)(i)(D)(4) of the Treasury Regulations) to offer or sell the Euro-Notes during the restricted period unless such distributor provides it (for the benefit of Citicorp) with the covenants contained in this paragraph; and (vi) if it is a United States person, it is acquiring the Euro-Notes for purposes of resale in connection with their original issuance and if it retains the Euro-Notes for its own account, it will only do so in accordance with the requirements of Section 1.163-5(c)(2)(i)(D)(6) of the Treasury Regulations.

          For purposes of the selling restrictions described in this section, an offer or sale will be considered to be made to a person who is within the United States or its possessions if the offeror or seller of the Euro-Notes has an address within the United States or its possessions for the offeree or buyer of the Euro-Notes with respect to the offer or sale. Bearer Notes and any coupons appertaining thereto (including Euro-Notes in permanent global form exchangeable for Bearer Notes) will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

          As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands, "restricted period" means with respect to a Note, the period beginning on the earlier of the closing date or the first date on which the Note is offered to persons other than distributors and ending on the expiration of the 40-day period beginning on such date, except that, notwithstanding the foregoing, any offer or sale of the Notes by Citicorp or a distributor shall be deemed to be made during the restricted period if Citicorp or the distributor holds the Note as part of an unsold allotment or subscription, and "exempt purchaser" means (A) an exempt distributor (as defined in Section 1.163-5(c)(2)(i)(D)(5) of the Treasury Regulations) that covenants that it is buying the Euro-Notes for the purpose of resale in connection with the original issuance thereof, and that if it retains the Euro-Notes for its own account, it will do so only in accordance with the requirements of Section 1.163-5(c)(2)(i)(D)(6) of the Treasury Regulations; (B) an international organization described in Section 7701(a)(18) of the Internal Revenue Code; (C) a foreign central bank (as defined in Section 895 of the Internal Revenue Code and the Treasury Regulations thereunder); (D) a foreign branch of a United States financial institution as described in
     Section 1.163-5(c)(2)(i)(D)(6)(i) of the Treasury Regulations; and (E) a United States person who acquires the Euro-Notes through the foreign branch of a United States financial institution and who holds the Euro-Notes through such financial institution. Notwithstanding the foregoing, however,
     (i) a person described in (A) of this paragraph will not be considered an exempt purchaser with respect to offers to a non-United States office of such person; (ii) a person described in (B) or (C) of this paragraph will not be considered an international organization or a foreign central bank, as the case may be, with respect to offers that are not made directly and specifically to such person; (iii) a person described in (E) of this paragraph will be considered an exempt purchaser only with respect to sales of the Euro-Notes; and (iv) a person described in (D) or (E) of this paragraph will not be considered an exempt purchaser unless the financial institution holding the Euro-Note provides a certificate to Citicorp or the distributor selling the Euro-Note stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the Treasury Regulations thereunder.

                             FOREIGN CURRENCY RISKS

     General

          Notes may be denominated in such foreign currencies or currency units as may be designated by Citicorp at the time of offering (the "Foreign Currency Securities").

          PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY SECURITIES. FOREIGN CURRENCY SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

          The information set forth below is directed to prospective purchasers of Foreign Currency Securities who are United States residents, and Citicorp disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of and any premium and interest on a Foreign Currency Security. Such persons should consult their own legal advisors with regard to such matters.

     Exchange Rates and Exchange Controls

          An investment in Foreign Currency Securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which Citicorp has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and significant volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Security. Changes in the exchange rate of the relevant foreign currency applicable to a Foreign Currency Security against the U.S. dollar would generally result in changes in the U.S. dollar-equivalent market value of the Security.

                              PLAN OF DISTRIBUTION

          Securities may be offered and sold by any of three means of distribution: (1) through agents, (2) through underwriters or dealers or
     (3) directly to one or more purchasers. Such underwriters, dealers or agents may be affiliates of Citicorp, and offers and sales of Securities may include secondary market transactions by affiliates of Citicorp. The applicable Prospectus Supplement will set forth the terms of the offering to which such Prospectus Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price, the net proceeds to Citicorp from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, any commissions allowed or paid to agents, and the securities exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise.

          The Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement, Citicorp will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from Citicorp pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

          Each underwriter and agent participating in the distribution of any Euro-Notes will agree that it will not offer, sell or deliver, directly or indirectly, such Notes, in connection with the sale thereof during the restricted period, in the United States or to United States persons, with certain limited exceptions. See "Limitations on Issuance of Euro-Notes."

          Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Securities so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Citicorp, to indemnification by Citicorp against certain civil liabilities, including liabilities under the Securities Act.

          This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

          Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp in the ordinary course of business.

                             VALIDITY OF SECURITIES

          The validity of the Securities will be passed upon for Citicorp by Stephen E. Dietz, as an Associate General Counsel of Citibank. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                                     EXPERTS

          The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits," and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                                             Alternate Pages for
                                                       Convertible Debt/Warrants
                                                                      Prospectus

PROSPECTUS

                                    CITICORP

                                  Senior Notes
                               Subordinated Notes
                                    Warrants


          This Prospectus may be used in connection with the offering of Citicorp's unsecured debt securities, which may be either senior (the "Senior Notes") or subordinated (the "Subordinated Notes" and together with the Senior Notes, the "Notes"), and warrants (the "Warrants") entitling the holder to purchase from Citicorp or sell to Citicorp, or to receive from Citicorp the cash value of the right to purchase or sell, Notes, shares of Citicorp's preferred stock ("Preferred Stock"), depositary shares ("Depositary Shares") or common stock ("Common Stock"), other securities, securities indices or currencies or composite currencies. The Notes and Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (together, the "Prospectus Supplement"). To the extent described in the Prospectus Supplement, the Notes may be convertible or exchangeable, at the option of the holder or Citicorp, into Common Stock or other securities of Citicorp or another issuer.

          The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of Citicorp. The Subordinated Notes will be subordinate to all existing and future Senior Indebtedness (as defined herein). See "Description of Notes."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS BUT ARE UNSECURED DEBT OBLIGATIONS OR WARRANTS OF CITICORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                   The date of this Prospectus is July 22, 1997

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          The specific terms of each series of Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which in each case will identify any underwriters or agents for the Securities being offered thereby and their compensation, and the public offering or purchase price.

          The Prospectus Supplement will also include the following: (a) in the case of any series of Notes, the aggregate principal amount offered, the rate and time of payment of interest, if any, the authorized denominations, the currency or composite currency, if not the U.S. dollar, in which payments are to be made, the maturity, priority, premium, if any, any terms for redemption or conversion at the option of Citicorp or the holder, and any mandatory or optional sinking fund or analogous provisions and (b) in the case of Warrants, the number offered, the exercise price, the duration, the currency or composite currency, index or security relating to each Warrant, and the procedures and conditions for the exercise of the Warrants.

          The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

          The Securities may be offered by Citicorp directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase the Securities, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of the Securities to the extent permitted by applicable law.

          If any agent or underwriter is involved in the sale of the Securities offered hereby, the name of such agent or underwriter and any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to Citicorp from such sale will be the purchase price of such offered Securities less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

          This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          This Prospectus may not be used to consummate sales of Securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.

     FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

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                             DESCRIPTION OF WARRANTS

          Citicorp may issue, together with any other series of Securities offered or separately, Warrants entitling the holder to purchase from or sell to Citicorp, or to receive from Citicorp the cash value of the right to purchase or sell, Notes, shares of Preferred Stock, Depositary Shares or Common Stock, other securities, securities indices, currencies or composite currencies. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between Citicorp and Citibank or another warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants. Copies of the forms of Warrant Agreement, including the forms of Warrant Certificates representing the Warrants (the "Warrant Certificates"), are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

          In the case of each series of Warrants, the applicable Prospectus Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (i) the offering price; (ii) the currencies in which such Warrants are being offered; (iii) the number of Warrants offered; (iv) the securities, securities indices, currencies or composite currencies underlying the Warrants, (v) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the Warrants to be deemed to be automatically exercised; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) U.S. federal income tax consequences; and (viii) other terms of the Warrants.

          Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

          The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.


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PROSPECTUS

                                    Citicorp

                      Preferred Stock and Depositary Shares
                                  Common Stock

          This Prospectus may be used in connection with the offering of shares of Citicorp's preferred stock (the"Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock, par value $1.00 per share (the "Common Stock"). The Preferred Stock, Depositary Shares and Common Stock (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms determined at the time of sale and set forth in one or more supplements to this Prospectus (together, the "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus forms a part, Citicorp's senior notes or subordinated notes (together, "Notes") and other securities may also be offered under the Registration Statement.

          The specific terms of each offering of Securities made pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which in each case will identify the selling security holders (if not Citicorp), any underwriters or agents for the Securities being offered thereby and their compensation, and the public offering or purchase price.

          The Prospectus Supplement will also include the following: (a) in the case of any series of Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate or method of calculation, the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, the currency or composite currency, if not the U.S. dollar, in which dividends and liquidation preference will be denominated, voting rights, any terms for redemption at the option of the holder or Citicorp and any applicable conversion provisions, in the event that such series of Preferred Stock is convertible at the option of the holder thereof or of Citicorp, into shares of Common Stock or into other securities of Citicorp or another issuer and (b) in the case of Common Stock, the aggregate number of shares offered.

          The Prospectus Supplement will also contain information, where applicable, concerning certain United States federal income tax considerations relating to, and as to any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF CITICORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


                  The date of this Prospectus is July 22, 1997

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          The Securities may be offered by Citicorp or by other selling security holders directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If Citicorp, directly or through agents, solicits offers to purchase the Securities, Citicorp reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Securities. Affiliates of Citicorp may from time to time act as agents or underwriters in connection with the sale of the Securities to the extent permitted by applicable law.

          If any agent or underwriter is involved in the sale of the Securities offered hereby, any applicable commissions or discounts will be set forth in, or will be calculable from, the applicable Prospectus Supplement, and the net proceeds to Citicorp or the selling security holders from such sale will be the purchase price of the Securities less such commissions or discounts and other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and their controlling persons.

          This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          This Prospectus may not be used to consummate sales of Securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Securities shall not constitute an offer in any jurisdiction of any of the other Securities covered by this Prospectus.

          FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

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                              AVAILABLE INFORMATION

          Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by Citicorp are incorporated as of their respective filing dates in this Prospectus by reference:

               (1) Annual Report and Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act;

               (2) Financial Review and Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act;

               (3) Current Reports on Form 8-K dated January 21, 1997, April 15, 1997 and July 15, 1997, filed pursuant to Section 13 of the Exchange Act; and

               (4) The description of the Common Stock set forth in the Registration Statement on Form 10 (File No. 1-5738), filed pursuant to
          Section 12 of the Exchange Act.

          All reports subsequently filed by Citicorp pursuant to Sections 13(a) and (c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to
     Section 15(d) of the Exchange Act prior to the termination of the offering of the Securities offered hereby shall be incorporated by reference into this Prospectus and be a part hereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

          Citicorp will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Citicorp, 399 Park Avenue, New York, New York 10043, Attention:
     Investor Relations Department, (212) 559-2718.


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                                    CITICORP

          Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

     Holding Company

          Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

          Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

          Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

          Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                                 USE OF PROCEEDS

          Citicorp intends to apply the net proceeds from the sale of the Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries. Unless otherwise


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     indicated in the applicable Prospectus Supplement, Citicorp will not receive any proceeds of the sale of Securities by other selling security holders.

      RATIOS OF INCOME TO FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

          For the six months ended June 30, 1997 and fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, Citicorp's consolidated ratios of income to fixed charges including preferred stock dividends, computed as set forth below, were as follows:

                                       Six
                                     Months
                                      Ended
                                    June 30,        Year Ended December 31,
                                      1997     1996   1995   1994   1993   1992
                                      ----     ----   ----   ----   ----   ----
Income to Fixed Charges:
  Excluding Interest on Deposits      2.66     2.51   2.05   1.63   1.35   1.16
  Including Interest on Deposits      1.48     1.45   1.37   1.26   1.14   1.06

          For purposes of computing the consolidated ratio of income to fixed charges including preferred stock dividends, income represents net income, before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges including preferred stock dividends, excluding interest on deposits, represent interest expense (except interest paid on deposits), preferred stock dividends and the interest factor included in rents. Fixed charges including preferred stock dividends, including interest on deposits, represent all interest expense, preferred stock dividends and the interest factor included in rents.

                         DESCRIPTION OF PREFERRED STOCK

     General

          Citicorp is authorized by its Restated Certificate of Incorporation, as amended, to issue 50,000,000 shares of Preferred Stock, without par value, which may be issued in one or more series with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and privileges, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and the Stock Committee thereof (the "Stock Committee").

          The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

          The Stock Committee is authorized to declare dividends payable on the Preferred Stock and to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of Preferred Stock (other than voting rights), all of which terms and conditions shall be set forth in the Prospectus Supplement accompanying this Prospectus relating to the particular series of Preferred Stock offered thereby. The terms of particular series of Preferred Stock may


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     differ, among other things, in (1) the number of shares to constitute such series, (2) the dividend rate (or the method of calculation thereof) on the shares of such series and whether such dividends will be cumulative or noncumulative, (3) whether or not the shares of the series will be redeemable or convertible at the option of the holder or Citicorp and the terms thereof, (4) the amount per share payable on the shares of the series in case of the liquidation, dissolution or winding up of Citicorp and (5) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series. Unless stated otherwise in the applicable Prospectus Supplement, holders of Preferred Stock will have no right to subscribe for any other securities that may be issued by Citicorp.

          In addition, as described under "Description of Depositary Shares" below, the shares of Preferred Stock may be offered as depositary shares (the "Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of Preferred Stock issued and deposited with a depositary.

          Unless stated otherwise in the applicable Prospectus Supplement, when issued, each series of Preferred Stock will rank on a parity with all the other outstanding series of preferred stock issued by Citicorp as to payment of dividends (except with respect to the cumulation thereof) and as to the distribution of assets upon the liquidation, dissolution or winding up of Citicorp. Subject to the terms of the Preferred Stock to be offered, the remaining shares of undesignated Preferred Stock may be issued by Citicorp in one or more series, at any time or from time to time, with such rights, preferences and limitations as the Board of Directors or any duly authorized committee thereof (including the Stock Committee) shall determine, all without further action of the holders of the Preferred Stock or any other stockholders.

          Citibank will be the transfer agent, dividend disbursing agent and registrar for the shares of Preferred Stock.

          Under existing interpretations of the Federal Reserve Board and the Office of Thrift Supervision, if the holders of the Preferred Stock become entitled to vote for the election of directors because dividends on the Preferred Stock are in arrears as described under "Voting Rights" below, Preferred Stock may then be deemed a "class of voting securities" and a holder of 25% or more of the Preferred Stock (or a holder of 5% or more of the Preferred Stock that otherwise exercises a "controlling influence" over Citicorp) may then be subject to regulation as a "bank holding company" in accordance with the Bank Holding Company Act of 1956, as amended, and a holder of 25% or more of the Preferred Stock (or a holder of 10% or more of the Preferred Stock that otherwise possesses certain "control factors" with respect to Citicorp) may then be subject to regulation as a "savings and loan holding company" in accordance with the Home Owners' Loan Act of 1933, as amended. In addition, at such time, (i) any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain 5% or more of the Preferred Stock;
     (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board and the Office of Thrift Supervision under the Change in Bank Control Act to acquire or retain 10% or more of the Preferred Stock; and (iii) any savings and loan holding company generally could not retain in excess of 5% of the Preferred Stock.

          The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designations authorizing the issuance of a series of Preferred Stock, do not purport to be complete and are qualified in their entirety by reference to such Certificate of Designations and Citicorp's Restated Certificate of Incorporation, as amended. Prior to the issuance of a series of Preferred Stock the resolutions set forth in the Certificate of Designations will be adopted by the Board of Directors or the Stock Committee and such Certificate of Designations will then be filed with the Secretary of State of the State of Delaware.


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Dividends

          Holders of shares of Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors or the Stock Committee out of assets of Citicorp legally available for payment, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the Prospectus Supplement. Dividends on the Preferred Stock may be cumulative ("Cumulative Preferred Stock") or noncumulative ("Noncumulative Preferred Stock") as provided in the Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, dividends on Cumulative Preferred Stock will be cumulative from the date of original issue of such series and will be payable quarterly in arrears on the dates specified in the Prospectus Supplement. If any date so specified as a dividend payment date is not a business day, dividends (if declared) on the Preferred Stock (unless otherwise provided in the Prospectus Supplement) will be paid on the immediately succeeding business day, without interest. A dividend period with respect to a dividend payment date is the period commencing on the immediately preceding dividend payment date (or, in the case of the initial dividend period, the date of issuance of the Preferred Stock) and ending on the day immediately prior to the next succeeding dividend payment date. If the Board of Directors or the Stock Committee fails to declare or pay a dividend on any series of Noncumulative Preferred Stock for any dividend period, Citicorp shall have no obligation to pay a dividend for such period, whether or not dividends on such series of Noncumulative Preferred Stock are declared for any future dividend period.

          Dividends on the Preferred Stock will be payable in arrears to holders of record as they appear on the stock register of Citicorp on such record dates, not more than thirty nor less than fifteen days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. No full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of such full cumulative dividends (in the case of a series of Cumulative Preferred Stock) or (ii) the immediately preceding dividend period (in the case of a series of Noncumulative Preferred Stock).

          When dividends are not paid in full upon any series of Preferred Stock (whether Cumulative Preferred Stock or Noncumulative Preferred Stock), and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of Noncumulative Preferred Stock, shall not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid or set apart for payment for all past dividend periods, in the case of a series of Cumulative Preferred Stock, or for the immediately preceding dividend period, in the case of a series of Noncumulative Preferred Stock, and Citicorp is not in default with respect to any redemption of shares of Preferred Stock announced by Citicorp as described under "Redemption" below, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock of Citicorp or another stock of Citicorp ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock of Citicorp or upon any other stock of Citicorp ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock of Citicorp nor any other stock of Citicorp ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any


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     consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Citicorp (except by conversion into or exchange for stock of Citicorp ranking junior to the Preferred Stock as to dividends and upon liquidation). Unless otherwise specified in the Prospectus Supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

     Liquidation Preference

          Upon any liquidation, dissolution or winding up of Citicorp, whether voluntary or involuntary, the holders of the Preferred Stock will have preference and priority over the Common Stock, or any other class of stock of Citicorp ranking, on liquidation, dissolution or winding up, junior to the Preferred Stock, for payments out of or distribution of the assets of Citicorp or proceeds thereof, whether from capital or surplus, of the amount per share set forth in the Prospectus Supplement plus all dividends (whether or not earned or declared), accrued and unpaid thereon to the date of final distribution to such holders (but in the case of Noncumulative Preferred Stock, without cumulation of unpaid dividends for prior dividend periods), and after such payment the holders of Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of Citicorp, the assets of Citicorp or proceeds thereof should be insufficient to make the full liquidation payment in the amount per share set forth in the Prospectus Supplement, plus all accrued and unpaid dividends on the Preferred Stock (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, then such assets or proceeds thereof will be distributed among the holders of the Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock and any such other preferred stock if all amounts thereon were paid in full. A consolidation or merger of Citicorp with one or more corporations will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of Citicorp.

     Redemption

          Citicorp may, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, at any time or from time to time on not less than 30 and not more than 60 days' notice, redeem any series of Preferred Stock in whole or part at the redemption prices and on the dates set forth in the Prospectus Supplement for the related series of Preferred Stock.

          If less than all outstanding shares of a series of Preferred Stock are to be redeemed, the selection of the shares to be redeemed will be decided by lot or pro rata as may be determined by the Board of Directors or the Stock Committee, or by any other method which may be determined by the Board of Directors or the Stock Committee to be equitable. From and after the redemption date (unless default shall be made by Citicorp in providing money for the payment of the redemption price), dividends will cease to accrue on the shares of Preferred Stock called for redemption, such shares will no longer be deemed to be outstanding and all rights of the holders thereof (except the right to receive the redemption price) will cease.

          In addition, Citicorp, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, out of funds legally available therefor, if the holders of such shares would be entitled to vote upon or consent to a merger or consolidation of Citicorp under the circumstances described under "Voting Rights" below and all of the following conditions have been satisfied: (i) Citicorp shall have requested the vote or consent of the holders of such shares to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent Citicorp will have the option to redeem such shares, (ii)

     Citicorp shall have not received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such request and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid at a redemption price per share of the Preferred Stock set forth in the Prospectus Supplement, plus accrued and unpaid dividends thereon (but in the case of Noncumulative Preferred Stock without cumulation of unpaid dividends for prior dividend periods) to the date fixed for redemption.

     Voting Rights

          Unless otherwise described in the applicable Prospectus Supplement, holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise from time to time required by law.

          Whenever dividends on the Preferred Stock shall be in arrears for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of outstanding shares of the Preferred Stock (voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue, in the case of any series of Cumulative Preferred Stock, until all past dividends accumulated on shares of Cumulative Preferred Stock shall have been paid in full and, in the case of any series of Noncumulative Preferred Stock, until all dividends on shares of Noncumulative Preferred Stock shall have been paid in full for at least one year. Upon payment in full of such dividends such voting rights shall terminate except as expressly provided by law, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of preferred stock which are granted such voting rights (which rank on a parity with the Preferred Stock) will vote as a class, and each holder of shares of the Preferred Stock will have one vote for each share of stock held and each other series will have such number of votes, if any, for each share of stock held as may be granted to them. In the event the holders of shares of the Preferred Stock are entitled to vote as described in this paragraph, the Board of Directors will automatically be increased by two directors, and the holders of the Preferred Stock will have the exclusive right, as outlined above, to elect two directors at the next annual meeting of stockholders.

          Upon termination of the right of the holders of the Preferred Stock to vote for directors as discussed in the prior paragraph, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors will automatically be decreased to such number as would otherwise prevail.

          So long as any shares of Preferred Stock remain outstanding, Citicorp will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Preferred Stock outstanding at the time (voting as a class with all other series of preferred stock ranking on a parity with the Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of Citicorp's Restated Certificate of Incorporation, as amended, or of the resolutions contained in the Certificate of Designations designating such Preferred Stock and the powers, preferences and privileges, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          The foregoing voting provisions will not apply if all outstanding shares of Preferred Stock have been redeemed or sufficient funds have been deposited in trust to effect such a redemption which is scheduled to be consummated within three months after the time that such rights would otherwise be exercisable.

     Conversion Rights

          If so described in the applicable Prospectus Supplement, shares of a series of Preferred Stock may be convertible at the option of the holder or Citicorp into Common Stock or other securities of Citicorp or another issuer ("Convertible Preferred Stock"), on the terms and conditions described in the Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

     General

          Citicorp may, at its option, elect to issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

          The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among Citicorp, Citibank or another depositary selected by Citicorp (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

          The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Dividends and Other Distributions

          The Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

          In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Citicorp, sell such property and distribute the net proceeds from such sale to such holders.

     Withdrawal of Stock

          Upon surrender of the Depositary Receipts at the appropriate office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares in exchange therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

     Redemption of Depositary Shares

          If Citicorp redeems a series of Preferred Stock represented by Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever Citicorp redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the related series of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     Conversion

          With respect to a series of Convertible Preferred Stock underlying Depositary Shares, a holder of Depositary Receipts may participate in the conversion, and will receive the proceeds of any conversion effected at the option of Citicorp, in the manner specified in the pertinent Certificate of Designations for holders of the underlying Preferred Stock. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Depositary Receipts will be issued by the Depositary for the Depositary Shares not to be converted. If less than all the Depositary Shares are to be converted at the option of Citicorp, the Depositary Shares to be converted will be selected by lot or pro rata as may be determined by the Depositary.

     Voting the Preferred Stock

          Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Citicorp will agree to take all action which may be deemed necessary by the

     Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement

          The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Citicorp and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of Depositary Receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds, unless otherwise provided in the related Prospectus Supplement) of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by Citicorp or the Depositary only if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of Citicorp and such distribution has been distributed to the holders of Depositary Receipts or (iii) the holders of Depositary Receipts representing not less than two-thirds of the Depositary Shares outstanding have consented to the termination.

     Charges of Depositary

          Citicorp will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Citicorp will pay charges of the Depositary in connection with the initial deposit of related series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will be liable for transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a Depositary Receipt or any withdrawal of shares of a series of Preferred Stock evidenced thereby until all such taxes and charges with respect to such Depositary Receipt or such series of Preferred Stock are paid by the holder thereof.

     Resignation and Removal of Depositary

          The Depositary may resign at any time by delivering to Citicorp notice of its election to do so, and Citicorp may at any time remove the Depositary. Any such resignation or removal of the Depositary will take effect upon the appointment of a successor Depositary.

     Miscellaneous

          The Depositary will forward all reports and communications from Citicorp which are delivered to the Depositary and which Citicorp is required to furnish to the holders of the Preferred Stock.

          Neither the Depositary nor Citicorp will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Citicorp and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and neither Citicorp nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or series of Preferred Stock unless satisfactory indemnity is furnished. Citicorp and the Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                           DESCRIPTION OF COMMON STOCK

          Citicorp has 800,000,000 authorized shares of Common Stock, par value $1.00 per share. In addition, Citicorp is authorized to issue 20,000,000 shares of Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"). Class B Common Stock may be issued in one or more series, at any time or from time to time, with one vote per share and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions providing for the issuance thereof adopted by the Board of Directors. The following is a brief summary of certain rights and provisions of the Common Stock and Class B Common Stock.

          Subject to any prior rights of Citicorp's preferred stock and Class B Common Stock then outstanding, holders of Citicorp's Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor. The indentures under which certain of Citicorp's debt securities are outstanding prohibit Citicorp, under certain circumstances, from paying dividends in shares of stock of Citibank.

          Subject to the rights, if any, of the holders of shares of preferred stock, all voting rights are vested in the holders of shares of Common Stock and Class B Common Stock, each share being entitled to one vote. A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders of Citicorp. In the event of a class vote, a majority of the shares of the affected class constitutes a quorum of such class. Except as otherwise set forth below, corporate actions requiring stockholder action must be approved by the affirmative vote of a majority of shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter. Stockholder action (including the election of directors) may be taken without a meeting by the written consent of the holders of not less than a majority (or such greater percentage required by law) of the stock entitled to vote.

          Any amendment to Citicorp's Restated Certificate of Incorporation, including any increase or decrease in the authorized capital stock or any change to the rights of an outstanding class or series of capital stock, must be adopted by the holders of a majority of the outstanding voting shares. In addition, changes adversely affecting the rights of a particular class or series of outstanding capital stock must be adopted by the holders of such class or series of capital stock (generally by a majority of the shares of such class or series, but in some cases by two-thirds of such shares). Certain extraordinary corporate actions also must be adopted by the holders of a majority of the outstanding voting shares.

          Subject to any prior rights of the preferred stock and Class B Common Stock then outstanding, in the event of the liquidation of Citicorp, the holders of the Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Because Citicorp is a holding company, its rights and the rights of the record holders of the shares of Common Stock to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary. In addition, there are various legal limitations on the extent to which Citicorp's U.S.-insured depositary institutions may extend credit, pay dividends or otherwise supply funds to Citicorp. See "Citicorp--Holding Company."

          Holders of Common Stock do not have the right to subscribe to any additional securities which may be issued by Citicorp. The Common Stock does not have any sinking fund, conversion or redemption provisions and is not liable to further call or assessment by Citicorp. There is no restriction on the repurchase of shares of Common Stock by Citicorp with funds legally available therefor, subject, under certain circumstances, to prior approval by the Federal Reserve Board. Outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

          The transfer agent and registrar for the Common Stock is Citibank, and the co-transfer agents and co-registrars for the Common Stock are The First National Bank of Chicago, First Interstate Bank of California and Montreal Trust Company.

                              PLAN OF DISTRIBUTION

          Securities may be offered and sold by Citicorp or by other selling security holders in any of three means of distribution: (1) through agents,
     (2) through underwriters or dealers or (3) directly to one or more purchasers. Such underwriters, dealers or agents or other selling security holders may be affiliates of Citicorp, and offers and sales of Securities may include secondary market transactions by affiliates of Citicorp. The applicable Prospectus Supplement will set forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents, the public offering or purchase price of such Securities, the net proceeds to Citicorp or the security holders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange. Direct sales of Securities may be made on a national securities exchange or otherwise.

          The Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so indicated in the applicable Prospectus Supplement, Citicorp will authorize underwriters or agents to solicit offers to purchase Securities from Citicorp pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

          Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), of the Securities so offered and sold and any discounts or commissions received by them and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents and their controlling persons may be entitled, under agreements entered into with Citicorp, to indemnification by Citicorp against certain civil liabilities, including liabilities under the Securities Act.

          This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

          Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp and its subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

          The validity of the Securities will be passed upon for Citicorp by Stephen E. Dietz, as an Associate General Counsel of Citibank. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                                     EXPERTS

          The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering the December 31, 1996 financial statements, refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

PROSPECTUS

                                    Citicorp
                          Subordinated Debt Securities

                              Citicorp Capital III
                               Citicorp Capital IV
                               Citicorp Capital V
                               Citicorp Capital VI
                              Citicorp Capital VII
                              Citicorp Capital VIII
                               Citicorp Capital IX

                               Capital Securities
                     fully and unconditionally guaranteed by
                                    Citicorp

          Citicorp ("Citicorp" or the "Company"), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

          Each of the trusts identified above (each, a "Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Trust ("Capital Securities"). The payment of periodic cash distributions ("distributions") with respect to Capital Securities of each of the Trusts out of moneys held by each of the Trusts, and payment on liquidation, redemption or otherwise with respect to such Capital Securities, will be guaranteed by Citicorp to the extent described herein (each a "Capital Securities Guarantee"). See "Description of the Capital Securities Guarantees" below. Citicorp's obligations under the Capital Securities Guarantees are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock, if any, issued from time to time by Citicorp. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of Capital Securities and Common Securities (as defined herein, together the "Trust Securities") of such Trust. The Subordinated Debt Securities purchased by a Trust may be subsequently distributed pro rata to holders of Capital Securities and Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. Citicorp's obligations under the Capital Securities Guarantees, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declarations (each as defined herein), will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities. The Subordinated Debt Securities and the Capital Securities and the related Capital Securities Guarantees and other related obligations of Citicorp are sometimes collectively referred to hereafter as the "Offered Securities."

          Specific terms of the Subordinated Debt Securities of any series or the Capital Securities of any Trust, the terms of which will substantially mirror the terms of the Subordinated Debt Securities held by the Trust, in respect of which this prospectus (the "Prospectus") is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Citicorp, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Capital Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Capital Securities and the terms upon which the proceeds of the sale of the Capital Securities shall be used to purchase a specific series of Subordinated Debt Securities of Citicorp.

          The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

          Citicorp and/or each of the Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Citicorp and/or any Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

          This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          This Prospectus may not be used to consummate sales of securities unless a Prospectus Supplement is also delivered. The delivery of this Prospectus together with a Prospectus Supplement relating to particular offered Securities shall not constitute an offer in any jurisdiction of any of the other Offered Securities covered by this Prospectus.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                  The date of this Prospectus is July 22, 1997

     FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                              AVAILABLE INFORMATION

          This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Citicorp and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities and other securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

          Citicorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning Citicorp can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

          No separate financial statements of any of the Trusts have been included herein. Citicorp does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of each of the Trusts will be owned, directly or indirectly, by Citicorp, a reporting company under the Exchange Act, (ii) each of the Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Citicorp, and (iii) Citicorp's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Capital Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of the Subordinated Debt Securities" and "Description of the Capital Securities Guarantees."

          The Trusts are expected to be exempt from the information reporting requirements of the Exchange Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by Citicorp pursuant to Section 13 of the Exchange Act are incorporated by reference in this
     Prospectus:

          (a) Annual Report and Form 10-K for the fiscal year ended December 31, 1996;

          (b) Financial Review and Form 10-Q for the quarter ended March 31, 1997; and

          (c) Current Reports on Form 8-K dated January 21, 1997, April 15, 1997 and July 15, 1997.

          All documents filed by Citicorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

          Citicorp will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Citicorp, 399 Park Avenue, New York, New York 10043, Attention: Investor Relations Department, (212) 559-2718.

                                    CITICORP

          Citicorp, whose principal subsidiary is Citibank, N.A. ("Citibank"), is a holding company incorporated under the laws of the State of Delaware on December 4, 1967. The principal office of Citicorp is located at 399 Park Avenue, New York, New York 10043; its telephone number is (212) 559-1000. Through its subsidiaries and affiliates, including Citibank, Citicorp is a global financial services organization serving the financial needs of individuals, businesses, governments and financial institutions in the United States and throughout the world.

     Holding Company

          Citicorp is a legal entity separate and distinct from Citibank and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's bank subsidiaries may extend credit, pay dividends or otherwise supply funds to Citicorp. The approval of the Office of the Comptroller of the Currency is required if total dividends declared by a national bank in any calendar year exceed net profits (as defined) for that year combined with its retained net profits for the preceding two years. In addition, dividends for such a bank may not be paid in excess of the bank's undivided profits. State-chartered bank subsidiaries are subject to dividend limitations imposed by applicable state law. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings.

          Citicorp also derives dividends from its non-bank subsidiaries. These subsidiaries are not subject to regulatory restrictions on their payment of dividends to Citicorp, except that the approval of the Office of Thrift Supervision may be required if total dividends declared by a savings association in any calendar year exceed amounts specified in that agency's regulations. In addition, there are numerous governmental requirements and regulations that affect the activities of Citicorp and its bank and non-bank subsidiaries.

          Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citicorp may be required to commit resources to its subsidiary banks in circumstances where it might not otherwise do so.

          Because Citicorp is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Citicorp may itself be a creditor with recognized claims against the subsidiary.

                   CITICORP RATIOS OF INCOME TO FIXED CHARGES

          For the six months ended June 30, 1997 and fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, Citicorp's consolidated ratios of income to fixed charges, computed as set forth below, were as follows:

                                       Six
                                     Months
                                      Ended
                                    June 30,       Year Ended December 31,
                                      1997    1996   1995   1994   1993   1992
                                      ----    ----   ----   ----   ----   ----
Income to Fixed Charges:
  Excluding Interest on Deposits      2.84    2.69   2.31   1.76   1.44   1.24
  Including Interest on Deposits      1.50    1.48   1.42   1.31   1.18   1.09

          For purposes of computing the consolidated ratio of income to fixed charges, income represents net income, before extraordinary items and cumulative effects of accounting changes, plus income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits) and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense and the interest factor included in rents.

                                 USE OF PROCEEDS

          Each Trust will use the proceeds of the sale of the Capital Securities to acquire Subordinated Debt Securities from Citicorp. Citicorp intends to apply the net proceeds from the sale of the Subordinated Debt Securities to its general funds to be used by its management for corporate purposes, principally to fund investments in, or extensions of credit to, banking and non-banking subsidiaries. Except as otherwise described in a Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the applicable Prospectus Supplement, although the management of Citicorp will have determined that funds should be raised at that time in anticipation of future funding requirements of the subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to Citicorp and its subsidiaries. In considering whether Capital Securities should be offered, and the amount of any offering, Citicorp will take into account statements of the Board of Governors of the Federal Reserve System, Citicorp's primary banking regulator, to the effect that such securities may qualify as Tier I capital, as well as the federal income tax treatment of the Subordinated Debt Securities and the Capital Securities and the cost of alternative sources of Tier I capital and other funding.

                                   THE TRUSTS

          Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor") and the Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each declaration will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") before the issuance of the Capital Securities. Each Trust exists for the exclusive purposes of (i) issuing the Capital Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. The Declaration will provide that no amendments that adversely affect the holders of a class of Trust Securities may be effected without the consent of a majority in liquidation amount of the outstanding Trust Securities of such class. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to approximately 3 percent of the total capital of each Trust. Each Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust, subject to certain restrictions. The duties and obligations of the Trustees shall be governed by the Declaration of such Trust. Each Trust will have one or more Trustees who are employees or officers of or affiliated with the Company (the "Regular Trustees"). One Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Trust in the State of Delaware, and its principal place of business, is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

          Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Debt Trustee"). As used herein, the term "Indenture" includes any supplemental indenture under which a particular class of Subordinated Debt Securities may be issued. The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

     Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

     General

          The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors (each, a "Supplemental Indenture").

          In the event Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust.

          Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities;
     (2) the aggregate principal amount of such Subordinated Debt Securities;
     (3) the percentage of their principal amount at which, and the denominations in which, such Subordinated Debt Securities will be issued;
     (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend or shorten such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the maximum duration of such extension; (8) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, converted or exchanged in whole or in part; (9) the form of such Subordinated Debt Securities; and (10) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

          If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

          The covenants contained in the Indenture would not necessarily afford protection to holders of the Subordinated Debt Securities in the event of a decline in credit quality resulting from takeovers, recapitalization or similar restructurings.

     Form, Exchange, Registration, Transfer and Payment

          Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

          Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register.

     Book-Entry Subordinated Debt Securities

          The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

          The terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

     Subordination

          The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

     Certain Covenants of the Company

          Securities Issued to a Trust. If Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) the Company shall be in default with respect to its payment of any obligations under the related Capital Securities Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligation of Citicorp

     (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the issuance of the Subordinated Debt Securities, (y) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or (z) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

          If Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) subject to certain limited exceptions, the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

          In the event Subordinated Debt Securities are issued to a Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes, (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities and (iv) if at any time the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, to pay as additional interest such additional amounts as shall be required so that the net amounts received and retained by the Trust or the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     Limitation on Mergers and Sales of Assets

          The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic or foreign jurisdiction and shall expressly assume the obligations of the Company under the Indenture and (b) after giving effect thereto, no Event of Default shall have occurred and be continuing under the Indenture.

     Events of Default, Waiver and Notice

          The Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

          (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

          (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

          (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

          (e) in the event Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.

          The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

          The Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture or certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding.

          The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt

     Trustee reasonable indemnity against expenses and liabilities. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

     Modification of the Indenture

          The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected.

     Defeasance and Discharge

          The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities, and if certain other conditions are met. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by Citicorp from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and
     (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

     Governing Law

          The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

     The Debt Trustee

          The Company or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates.

     Proposed Tax Legislation

          Prospective investors should be aware that the Clinton administration has previously proposed legislation that, if enacted, would deny corporate issuers a deduction for interest in respect of certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet and would also deny issuers an interest deduction on any debt instruments with a weighted average maturity of greater than 40 years. No such proposals are currently pending in Congress, but there can be no assurance that similar legislation will not be enacted in the future or that other legislation enacted after the date hereof will not adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities--Tax Event Redemption or Distribution".

                      DESCRIPTION OF THE CAPITAL SECURITIES

          Each Trust may issue, from time to time, only one series of Capital Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Capital Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will substantially mirror the terms of the Subordinated Debt Securities held by the Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Capital Securities of the Trust for specific terms, including (i) the distinctive designation of such Capital Securities; (ii) the number of Capital Securities issued by such Trust;
     (iii) the annual distribution rate (or method of determining such rate) for Capital Securities issued by such Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Capital Securities issued by such Trust shall be cumulative, and, in the case of Capital Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Capital Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of Capital Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem Capital Securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Capital Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Capital Securities issued by such Trust in addition to those required by law, including the number of votes per Capital Security and any requirement for the approval by the holders of Capital Securities, or of Capital Securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Capital Securities; (ix) if applicable, any securities exchange upon which the Capital Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Capital Securities issued by such Trust not inconsistent with the Declaration of such Trust or with applicable law. Pursuant to the Indenture, for as long as Subordinated Debt Securities are held by a Trust, any amendment to the Indenture that would require the consent of a majority of the holders of Subordinated Debt Securities or all such holders will require the consent of a majority in liquidation amount of the Trust Securities of such Trust or all holders of such Trust Securities, respectively. Unless otherwise specified in the applicable Prospectus Supplement, a redemption of Subordinated Debt Securities will result in a redemption of a corresponding amount of Trust Securities. Citicorp's obligations under the Capital Securities Guarantees, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declarations, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities. Certain United States federal income tax considerations applicable to any offering of Capital Securities will be described in the Prospectus Supplement relating thereto.

          In connection with the issuance of Capital Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Capital Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of a Trust. All of the Common Securities of each Trust will be directly or indirectly owned by the Company.

     Enforcement of Certain Rights by Holders of Capital Securities

          If an Event of Default under the Declaration of a Trust occurs and is continuing, then the holders of Capital Securities of such Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Capital Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Capital Securities of such Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Capital Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action.

                DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

          Set forth below is a summary of information concerning the Capital Securities Guarantees which will be executed and delivered by Citicorp for the benefit of the holders from time to time of Capital Securities. Each Capital Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under each Capital Securities Guarantee for purposes of the Trust Indenture Act (the "Capital Guarantee Trustee"). The terms of each Capital Securities Guarantee will be those set forth in such Capital Securities Guarantee and those made part of such Capital

     Securities Guarantee by the Trust Indenture Act. This summary of the material terms of the Capital Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Capital Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Capital Securities Guarantee will be held by the Capital Guarantee Trustee for the benefit of the holders of the Capital Securities of the applicable Trust.

     General

          Pursuant to each Capital Securities Guarantee, the Company will irrevocably agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities issued by a Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Capital Securities issued by a Trust to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Capital Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Capital Securities, to the extent such Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Trust has funds available therefor with respect to any Capital Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Capital Securities or the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent such Trust has funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Capital Securities in liquidation of such Trust. The redemption price and liquidation amount will be fixed at the time the Capital Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the applicable Trust to pay such amounts to such holders.

          Each Capital Securities Guarantee will not apply to any payment of distributions except to the extent such Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Capital Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants of the Company." The Capital Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declarations, including its obligations in the Indenture to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

          The Company has also agreed separately to irrevocably guarantee the obligations of the Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Capital Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

     Certain Covenants of the Company

          In each Capital Securities Guarantee, the Company will covenant that, so long as any Capital Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Capital Securities Guarantee or the Declaration of such

     Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Citicorp Common Stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligation of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities issued to the related Trust) entered into prior to issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp capital stock for another class or series of Citicorp capital stock or
     (iii) the purchase of fractional interests in shares of Citicorp capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in right of payment to such Subordinated Debt Securities.

     Modification of the Capital Securities Guarantees; Assignment

          Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities (in which case no vote will be required), each Capital Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Capital Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities of the applicable Trust then outstanding.

     Termination

          Each Capital Securities Guarantee will terminate as to the Capital Securities issued by the applicable Trust (a) upon full payment of the Redemption Price of all Capital Securities of such Trust, (b) upon distribution of the Subordinated Debt Securities held by such Trust to the holders of the Capital Securities of such Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the applicable Trust must restore payment of any sums paid under such Capital Securities or such Capital Securities Guarantee.

     Events of Default

          An event of default under a Capital Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

          The holders of a majority in liquidation amount of the Capital Securities relating to such Capital Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee in respect of the Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Capital Guarantee Trustee under such Capital Securities Guarantee. If the Capital Guarantee Trustee fails to enforce such Capital Securities Guarantee, any holder of Capital Securities relating to such Capital Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Capital Guarantee Trustee's rights under such Capital Securities Guarantee, without first instituting a legal proceeding against the relevant Trust, the Capital Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Capital Securities may directly institute a proceeding against the Company for enforcement of the Capital Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against the Company.

     Status of the Capital Securities Guarantees

          The Capital Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Citicorp in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock. The terms of the Capital Securities provide that each holder of Capital Securities issued by the applicable Trust by acceptance thereof agrees to the subordination provisions and other terms of the Capital Securities Guarantee relating thereto.

          The Capital Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Capital Securities Guarantee without instituting a legal proceeding against any other person or entity).

     Information Concerning the Capital Guarantee Trustee

          The Capital Guarantee Trustee, prior to the occurrence of a default with respect to a Capital Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Capital Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Capital Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Capital Securities Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

          The Company or its affiliates maintain certain accounts and other banking relationships with the Capital Guarantee Trustee and its affiliates.

     Governing Law

          The Capital Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

                         EFFECT OF OBLIGATIONS UNDER THE
        SUBORDINATED DEBT SECURITIES AND THE CAPITAL SECURITIES GUARANTEE

          As set forth in the Declaration, the sole purpose of each of the Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Trusts, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

          As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) Citicorp shall pay all, and the applicable Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable Trust (other than with respect to the Trust Securities); and
     (iv) the Declaration further provides that the Citicorp Trustees shall not, and shall not cause or permit the applicable Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable Trust.

          Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by Citicorp as and to the extent set forth under "Description of the Capital Securities Guarantees." If Citicorp does not make interest payments on the Subordinated Debt Securities purchased by the applicable Trust, it is expected that the applicable Trust will not have sufficient funds to pay distributions on the Capital Securities. The Capital Securities Guarantee does not apply to any payment of distributions unless and until the applicable Trust has sufficient funds for the payment of such distributions. The Capital Securities Guarantee covers the payment of distributions and other payments on the Capital Securities only if and to the extent that Citicorp has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Trust as its sole asset. The Capital Securities Guarantees, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declarations, including its obligations in the Indenture to pay costs, expenses, debts and liabilities of the applicable Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by Citicorp of amounts payable on the Capital Securities.

          Notwithstanding the foregoing, if Citicorp fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period described in any Prospectus Supplement), or if any other Event of Default occurs under the Indenture, the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Capital Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the Declaration (a "Declaration Event of Default") has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Capital Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. Citicorp, under the Capital Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Capital Securities Guarantee on behalf of the holders of the Capital Securities. If Citicorp fails to make payments under the Capital Securities Guarantee, the Capital Securities Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Capital Securities may institute a legal proceeding directly against Citicorp to enforce the Guarantee Trustee's rights under the Capital Securities Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee, or any other person or entity.

                              PLAN OF DISTRIBUTION

          Citicorp may sell the Subordinated Debt Securities and any Trust may sell Capital Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Citicorp, and offers or sales of such securities may include secondary market transactions by affiliates of Citicorp.

          Offers to purchase Offered Securities may be solicited directly by Citicorp and/or any Trust, as the case may be, or by agents designated by Citicorp and/or any Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Citicorp to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

          If an underwriter or underwriters are utilized in the sale, Citicorp will execute an underwriting agreement with such underwriters at or prior to the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

          If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Citicorp and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

          Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Citicorp and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

          This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

          The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

          Underwriters, agents or their controlling persons may engage in transactions with and perform services for Citicorp in the ordinary course of business.

                             VALIDITY OF SECURITIES

          Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trusts by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trusts. The validity of the Subordinated Debt Securities and the Capital Securities Guarantee and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A.

     Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp.

                                     EXPERTS

          The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering the December 31, 1996 financial statements, refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits" and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

FORM OF PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT
(To Prospectus dated _____________)

                                   $---------
                             Citicorp Capital [III]
                            _____% Capital Securities

                (Liquidation Amount $1,000 per Capital Security)
                     fully and unconditionally guaranteed by
                                    Citicorp

                                  -------------

          The ____% Capital Securities (the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of Citicorp Capital [III], a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Citicorp, a Delaware corporation ("Citicorp" or the "Company"), will own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of _____% Junior Subordinated Deferrable Interest Debentures due ____________ (the "Subordinated Debt Securities") of Citicorp. The Subordinated Debt Securities and the Capital Securities in respect of which this Prospectus Supplement is being delivered are referred to herein as the "Offered Securities." The Subordinated Debt Securities will be unsecured obligations of Citicorp and will be subordinate and junior in right of payment to all Senior Indebtedness of Citicorp, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise. Payments of distributions on the Capital Securities may be deferred at any time for up to 10 consecutive semiannual periods. In addition, Citicorp will have the right to redeem the Subordinated Debt Securities at any time on or after _____________ and, prior to that date, to redeem the Subordinated Debt Securities or to cause the distribution of the Subordinated Debt Securities to the holders of Capital Securities upon the occurrence of certain events. See "Special Considerations" on page ___.

                                                        (continued on next page)

                              --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND
         ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

================================================================================
                         Initial Public      Underwriting      Proceeds to Trust
                       Offering Price (1)   Commission (2)           (3)(4)
--------------------------------------------------------------------------------
Per Capital Security        $_______              (3)              $________
--------------------------------------------------------------------------------
Total                       $_______              (3)              $________
================================================================================

     (1)  Plus accrued distributions, if any, from ___________.
     (2) The Trust and Citicorp have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
     (3) Because the proceeds of the sale of the Capital Securities will be invested in the Subordinated Debt Securities, Citicorp has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds $____ per Capital Security (or $_______ in the aggregate). See "Underwriting."
     (4) Expenses of the offering, which are payable by Citicorp, are estimated to be $________.

                              ---------------------

          The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or about ________________.

                              ---------------------


                              ---------------------


             The date of this Prospectus Supplement is ____________.

     (continued from previous page)

          Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of _____% of the liquidation amount of $1,000 per Capital Security, accruing from the date of original issuance and payable semiannually in arrears on ______ and ________ of each year, commencing ________ ("distributions"). The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities, as set forth below, are guaranteed by Citicorp (the "Guarantee") to the extent described herein and under "Description of the Capital Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless Citicorp has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by the Trust as its sole asset. The Guarantee, when taken together with Citicorp's obligations under the Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its undertaking to pay all costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Capital Securities. The obligations of Citicorp under the Guarantee are subordinate and junior in right of payment to all other liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp.

          The distribution rate and the distribution payment date and other payment dates for the Capital Securities will correspond to the interest rate and interest payment date and other payment dates on the Subordinated Debt Securities, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Capital Securities. If Citicorp does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Capital Securities, in which event, the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

          So long as no Event of Default has occurred and is continuing under the Indenture, Citicorp has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual interest periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date (as defined below). If interest payments are so deferred, distributions on the Capital Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ____% per annum compounded semiannually, and holders of Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths of up to 10 consecutive semiannual interest periods each throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest and Original Issue Discount."

          The Subordinated Debt Securities will mature on ___________. The Subordinated Debt Securities are redeemable by Citicorp, in whole or in part, from time to time, on or after ___________, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event (each as defined herein). Prior to any such redemption, Citicorp will obtain any required regulatory approvals. If Citicorp redeems Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at the Redemption Price (as defined herein). See "Description of the Capital Securities--Redemption." The Capital Securities will be redeemed upon maturity of the Subordinated Debt Securities. In addition, upon the occurrence of a Tax Event or a Regulatory Capital Event, unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Trust may be dissolved, with the result that the Subordinated Debt Securities will be distributed to the holders of the Capital Securities in lieu of any cash distribution. See "Description of the Capital Securities--Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

          In the event of the involuntary or voluntary dissolution, winding-up or termination of the Trust, the holders of the Capital Securities will be entitled to receive for each Capital Security, out of assets of the Trust available therefor, a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Capital Securities. See "Description of the Capital Securities-- Liquidation Distribution Upon Dissolution."

          The Capital Securities will be represented by one or more global certificates registered in the name of the Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Capital Securities will not be issued in certificated form. See "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company."

---------------------

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           CAPITALIZATION OF CITICORP

          The following table sets forth the consolidated capitalization of Citicorp as of __________ (and as adjusted to give effect to the issuance of the Capital Securities).


                                                      Outstanding    As Adjusted
                                                      -----------    -----------
                                                             (In millions)

Long-Term Debt:
         Various Obligations With Original Maturities
                  of One Year or More
         Guaranteed Preferred Beneficial Interests in
                  Citicorp Subordinated Debt(a)
                                                      -----------    -----------
Total Long-Term Debt
                                                      -----------    -----------

Stockholders' Equity:
   Preferred Stock
     Authorized Shares: 50,000,000
      Issued Shares:
         ______ of $100 per share, ______ of $250 per
         share and _______ of $500 per share
   Common Stock ($1.00 par value)
     Authorized Shares: 800,000,000
      Issued Shares:
   Surplus
   Retained Earnings
   Net Unrealized Gains-Securities Available for Sale
   Foreign Currency Translation
   Common Stock in Treasury, at cost
         Shares:
                                                      -----------    -----------
Total Stockholders' Equity
                                                      -----------    -----------
Total
                                                      -----------    -----------

----------
     (a) The Guaranteed Preferred Beneficial Interests represent interests in Citicorp Capital [ ], whose sole asset[s] [is][are] $___ million aggregate principal amount of Citicorp's ______% Junior Subordinated Deferrable
     Interest Debentures due ____ and, with respect to the "As Adjusted" column, interests in Citicorp Capital [ ], a trust whose sole asset will be approximately $_____ million aggregate principal amount of Citicorp's ______% Junior Subordinated Deferrable Interest Debentures due _______.

                             SPECIAL CONSIDERATIONS

          Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

     Ranking of Subordinate Obligations Under the Subordinated Debt Securities and Guarantee

          The obligations of Citicorp under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of Citicorp, including all outstanding subordinated debt securities issued by Citicorp (other than securities designated as Junior Subordinated Deferrable Interest Debentures) prior to the issuance of the Subordinated Debt Securities. Citicorp's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Citicorp and rank pari passu with the most senior preferred stock issued from time to time, if any, by Citicorp and with any other guarantee by Citicorp in respect of any preferred stock or equity interest of any affiliate. There are no terms in the Capital Securities, the Subordinated Debt Securities or the Guarantee that limit Citicorp's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Capital Securities Guarantees--Status of the Capital Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus, and "Description of the Subordinated Debt Securities--Subordination" herein.

     Rights Under the Guarantee

          If Citicorp were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or its other payment obligations to the Trust, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against Citicorp pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of its right against Citicorp to enforce payments on the Subordinated Debt Securities. See "Description of the Capital Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus.

     Enforcement of Certain Rights by Holders of Capital Securities

          If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debt Securities against Citicorp. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Capital Securities may institute a legal proceeding directly against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the

     Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default."

     Option to Extend Interest Payment Period; Federal Income Tax Consequences

          Citicorp has the right under the Indenture (as such term is defined in "Description of the Subordinated Debt Securities" herein), so long as no Indenture Event of Default (as defined herein) shall have occurred and be continuing, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, semiannual distributions on the Capital Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 10 consecutive semiannual interest periods. Prior to the termination of any such extension period, Citicorp may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual interest periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the above requirements. See "Description of the Capital Securities -- Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period."

          Should Citicorp exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, even though such deferred interest is not distributed to holders of Capital Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of the Capital Securities prior to the record date for the date on which distributions of such amounts are made. Citicorp has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should Citicorp determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of Citicorp's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities that do not grant such rights to the issuer. See "United States Federal Income Taxation -- Interest and Original Issue Discount."

     Tax Event or Regulatory Capital Event Redemption or Distribution

          Upon the occurrence of a Tax Event or a Regulatory Capital Event, the Trust may be dissolved, with the result that the Subordinated Debt Securities would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, Citicorp will have the right to redeem the Subordinated Debt Securities in lieu of a distribution of the Subordinated Debt Securities by the Trust. If Subordinated Debt Securities are redeemed, the Trust will redeem an equivalent amount of Trust

     Securities. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

          Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities, but a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

          Because holders of Capital Securities may receive Subordinated Debt Securities upon the occurrence of a Tax Event or a Regulatory Capital Event, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution" and "Description of the Subordinated Debt Securities."

     Possible Tax Consequences of Sales of Capital Securities Between Record
     Dates

          The Capital Securities may trade at a price that does not fully reflect the value of any accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. If Citicorp exercises its right to defer payments of interest, a holder that disposes of Capital Securities between record dates for payments of distributions thereon will be required to include any accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income and add such amount to the holder's adjusted tax basis in the pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest and Original Issue Discount" and "-- Sales of Capital Securities."

                              ACCOUNTING TREATMENT

          The financial statements of the Trust will be consolidated with Citicorp's financial statements, with the $___ million of Capital Securities included in Citicorp's balance sheet as a component of Long-Term Debt. The sole assets of the Trust will be $___ million aggregate principal amount of _____% Junior Subordinated Deferrable Interest Debentures of Citicorp due ____.

          All future reports of Citicorp filed under the Securities Exchange Act of 1934 will (i) reflect the consolidation of the Trust into Citicorp's consolidated financial statements, with the $___ million of Capital Securities included in Citicorp's balance sheet as a component of Long-Term Debt, (ii) include in the financial statement footnotes of Citicorp disclosure that the sole assets of the wholly-owned Trust will be $___ million principal amount of ____% Junior Subordinated Deferrable Interest Debentures of Citicorp due ____, and (iii) include in a footnote to the audited financial statements disclosure that each Citicorp Capital Trust is wholly owned, that the sole asset of each Citicorp Capital Trust is the respective series of Junior Subordinated Deferrable Interest Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of such Junior Subordinated Deferrable Interest Debentures), and that the related Preferred Securities Guarantee, taken together with Citicorp's obligations under such Junior Subordinated Deferrable Interest Debentures, the Indenture and the Declaration, provides a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the preferred securities issued by each Citicorp Capital Trust.

                                    THE TRUST

          The Trust is a statutory business trust formed under Delaware law pursuant to a declaration of trust executed by Citicorp, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Trustees") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") before the issuance of the Capital Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities. See "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." Citicorp will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3 percent of the total capital of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto.

          Pursuant to the Declaration, the number of Trustees will initially be three. Two of the trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Citicorp. The third trustee, which will be a financial institution that is unaffiliated with Citicorp, will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. Wilmington Trust Company will also act as Delaware Trustee under the Declaration for purposes of compliance with the Delaware Business Trust Act (the "Trust Act").

          The Institutional Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. Citicorp, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees, subject to certain restrictions. Citicorp will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Subordinated Debt Securities -- Miscellaneous."

          The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Capital Securities."

                      DESCRIPTION OF THE CAPITAL SECURITIES

          The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of the Capital Securities," to which description reference is hereby made. The Capital Securities will be issued pursuant to the terms of the Declaration, which has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee for the Capital


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     Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

     General

          The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Citicorp. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by Citicorp to the extent described under "Description of the Guarantee" and under "Description of the Capital Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action. See "-- Voting Rights" and "-- Declaration Events of Default." Citicorp's obligations under the Guarantee, taken together with its obligations under the Subordinated Debt Securities, the Indenture and the Declaration, will provide a full and unconditional guarantee on a subordinated basis by Citicorp of payments due on the Capital Securities.

     Distributions

          Distributions on the Capital Securities will be fixed at a rate per annum of _____% of the stated liquidation amount of $1,000 per Capital Security. Distributions in arrears for more than one semiannual period will bear interest thereon at the rate per annum of _____%, compounded semiannually. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

          Distributions on the Capital Securities will be cumulative, will accrue from ________ and will be payable semiannually in arrears on ______ and _______ of each year, commencing ________, when, as and if available for payment. Distributions will be made by the Institutional Trustee or its paying agent, except as otherwise described below.

          Citicorp has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities. If Citicorp were to exercise such right, semiannual distributions on the Capital Securities during any such extended interest payment period would be deferred (though such distributions would continue to accrue with interest, compounded semiannually, because compound interest would continue to accrue on the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Interest" and "--


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     Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

          Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from Citicorp on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by Citicorp to the extent set forth under "Description of the Guarantee" and under "Description of the Capital Securities Guarantees" in the accompanying Prospectus.

          Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid by or on behalf of the Institutional Trustee, which will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under"-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in book-entry only form, the Regular Trustees will have the right to select relevant record dates, which may be more than one Business Day but not more than ten Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

     Redemption

          Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or redemption will simultaneously be applied to redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of any redemption.

          The Company has the right to redeem the Subordinated Debt Securities, in whole or in part, at any time on or after __________, and earlier if a Tax Event or a Regulatory Capital Event shall have occurred and be continuing. The "Redemption Price" for the Capital Securities, in the case of any such redemption, will equal the applicable Redemption Percentage (determined as described below) of the stated liquidation amount of $1,000 per Capital Security, plus accrued distributions to but excluding the date fixed for redemption.

          The Redemption Percentage, in the case of any redemption occurring on or after _______ and before _________, will equal the applicable percentage set out in the following table if the redemption date occurs during the 12-month period beginning February 15 in the year indicated:


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         Year                                             Redemption Percentage

          The Redemption Percentage will be 100% for any redemption on or after
     ____________.

          In the case of a redemption following a Tax Event or Regulatory Capital Event prior to ________, the Redemption Percentage will equal the Make-Whole Amount, determined as a percentage of a corresponding $1,000 principal amount of Subordinated Debt Securities. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Subordinated Debt Securities or (ii) as determined by a Quotation Agent (as defined below), an amount equal to the sum of the present values of the remaining scheduled payments of principal, premium and interest thereon through _________ (assuming that the Subordinated Debt Securities were redeemed on that date), discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (x) the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date plus (y) (i) on or prior to _______ , ___%, and (ii) after ----------, ----%.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term through _________ of the Subordinated Debt Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through _________ of the Subordinated Debt Securities.

          "Quotation Agent" means Citibank, N.A. and its successors; provided, however, that if such entity shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debt Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve and designated "H.15(519)" or
     (ii) if such release (or any successor release) is not published or does not contain such prices during the week preceding such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debt Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debt Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the


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     Indenture Trustee by such Reference Treasury Dealer as of 5:00 p.m., New
     York time, on the third Business Day preceding such redemption date.

     Tax Event Redemption or Distribution

          "Tax Event" means that the Regular Trustees shall have received an opinion (a "Dissolution Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters ("Tax Counsel") to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, clarification of or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debt Securities, (ii) interest payable to the Trust on the Subordinated Debt Securities would not be deductible by Citicorp for United States federal income tax purposes or
     (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, provided that any such change, clarification or amendment becomes effective on or after the date of this Prospectus Supplement.

          If, at any time prior to ________, a Tax Event shall occur and be continuing, Citicorp may cause the Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of Tax Counsel (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and (ii) Citicorp being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Citicorp or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) Citicorp has received an opinion (a "Redemption Tax Opinion") of Tax Counsel that, as a result of a Tax Event, there is more than an insubstantial risk that Citicorp would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even after the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or
     (ii) the Regular Trustees shall have been informed by such Tax Counsel that it cannot deliver a No Recognition Opinion to the Trust, Citicorp shall have the right, within 90 days following the occurrence of such Tax Event, to redeem the Subordinated Debt Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Trust Securities having an aggregate liquidation amount equal to the principal amount of the Subordinated Debt Securities so redeemed will be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to Citicorp or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Citicorp or the holders of the Trust Securities, then Citicorp or the Trust will pursue such measure in lieu of redemption of the Subordinated Debt Securities.

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

          In the event a Tax Event in respect of the Capital Securities has occurred and is continuing and Citicorp does not (i) redeem all of the Subordinated Debt Securities and thereby cause a mandatory redemption of such Capital Securities as described above or (ii) cause the Trust to be dissolved and cause the Subordinated Debt Securities to be distributed in liquidation thereof as described above, some or all of the Capital Securities will remain outstanding and Additional Interest (as defined herein) may be payable on the Subordinated Debt Securities.

     Regulatory Capital Event Redemption or Distribution

          "Regulatory Capital Event" means a determination by Citicorp, based on an opinion of counsel experienced in such matters (who may be an employee of Citicorp or any of its affiliates), that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Capital Securities will no longer constitute Tier 1 Capital of Citicorp (or its equivalent) for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Citicorp's primary federal banking regulator.

          If, at any time prior to __________, a Regulatory Capital Event shall occur and be continuing, Citicorp may (i) cause the Trust to be dissolved, with the result that after satisfaction of liabilities to creditors, if any, Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Regulatory Capital Event or (ii) within 90 days following the occurrence of such Regulatory Capital Event, redeem the Subordinated Debt Securities, in whole or in part, upon not less than 30 nor more than 60 days' notice, for cash, with the result that, following such redemption, the Capital Securities will be redeemed by the Trust at the applicable Redemption Price; provided, however, that if at the time there is available to Citicorp or the Trust the opportunity to eliminate, within such 90-day period, the Regulatory Capital Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, Citicorp or the holders of the Trust Securities, then Citicorp or the Trust will pursue such measure in lieu of distribution or redemption of the Subordinated Debt Securities.

     Distribution of Subordinated Debt Securities

          After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Capital Securities until such certificates are presented to Citicorp or its agent for transfer or reissuance.


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     Redemption Procedures

          The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

          If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by noon, New York City time, on the redemption date, provided that Citicorp has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price (but without interest) on or after such redemption date, except as described below. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid, either by the Trust or by Citicorp pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

          In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

          Subject to the foregoing, applicable law (including, without limitation, United States federal securities laws), and any other applicable restrictions, Citicorp or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Liquidation Distribution Upon Dissolution

          In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities have been distributed on a pro rata basis to the holders of the Trust Securities.

          If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the


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     holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

          Pursuant to the Declaration, the Trust shall dissolve (i) on February 15, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of Citicorp, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Citicorp, the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file a certificate of cancellation with respect to the Trust or the revocation of the charter of Citicorp and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Tax Event or a Regulatory Capital Event and the distribution of the Subordinated Debt Securities to the holders of Trust Securities, (v) upon the entry of a decree of a judicial dissolution of Citicorp (or an affiliate that is a subsequent holder of the Common Securities) or the Trust or (vi) upon the redemption of all the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     Declaration Events of Default

          An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a holder of Capital Securities has made a written request, such holder of record of Capital Securities may institute a legal proceeding against Citicorp to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Citicorp will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Citicorp to such holder of Capital Securities in such Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

          Citicorp and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     Voting Rights

          Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Capital Securities Guarantees -- Modification of the Capital Securities Guarantees; Assignment" in the


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     accompanying Prospectus, and as otherwise required by law and the
     Declaration, the holders of the Capital Securities will have no voting rights.

          Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, only the holders of at least a percentage equivalent to such Super-Majority in aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

          In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that (i) where the taking of any such action under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding and (ii) where the taking of such action would require the consent of every holder of Subordinated Debt Securities, the consent of all holders of Trust Securities shall be required. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

          A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

          Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

          Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by Citicorp or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citicorp, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding, unless all of the Capital Securities are owned by Citicorp or any such entity.

          The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

          Holders of the Capital Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Citicorp as the indirect or direct holder of all of the Common Securities.

     Modification of the Declaration

          The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), subject to certain conditions, provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class.

          Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     Mergers, Consolidations or Amalgamations

          The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Common Securities and Capital Securities, respectively, rank with respect to distributions and payments upon liquidation, redemption and otherwise,
     (ii) Citicorp expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed quoted, or any Successor Securities will be so upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Citicorp has received an opinion of counsel to the Trust to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
     (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust or successor entity will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) Citicorp guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

     Book-Entry Only Issuance -- The Depository Trust Company

          The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Capital Securities. The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates ("Global Certificates"), representing the total aggregate number of Capital Securities, will be issued and will be deposited with DTC.

          The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in securities represented by a global certificate deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the

     American Stock Exchange and the National Association of Securities
     Dealers. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Capital Securities within the DTC system must be made by or through Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

          DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and the Capital Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

          DTC has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction.

          Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices in respect of the Capital Securities held in book-entry form will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

          Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Distributions on the Capital Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

          Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Capital Securities will be printed and delivered.

     Payment and Paying Agency

          Payments in respect of the Capital Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates, provided that, in the case of Certificated Securities, such payments will be made by check mailed to the address of the holder entitled thereto at its registered address. The paying agent will initially be Citibank, N.A. The paying agent will be permitted to resign upon 30 days' written notice to the Institutional Trustee. In the event that Citibank, N.A. shall no longer be the paying agent, the Institutional Trustee will appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     Registrar and Transfer Agent

          Citibank, N.A. will act as registrar and transfer agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may reasonably require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

     Information Concerning the Institutional Trustee

          The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after a default of which it has knowledge, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

     Governing Law

          The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

     Miscellaneous

          The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Citicorp intends to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of Citicorp for United States federal income tax purposes. In this connection, Citicorp and the Regular Trustees may take any action, not inconsistent with applicable law, the certificate of trust of the Trust, the Declaration or the certificate of incorporation of Citicorp, that each of Citicorp and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

         Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

          Pursuant to the Guarantee, Citicorp will irrevocably agree, to the extent set forth therein, to pay in full to the holders of the Capital Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantee will not apply to any payment except to the extent the Trust shall have funds available therefor. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Capital Securities Guarantees."

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

          Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of December 17, 1996, as supplemented by a Supplemental Indenture dated as of _________ (the "Indenture"), between Citicorp and Wilmington Trust Company, as Trustee (the "Debt Trustee").

          Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event or a Regulatory Capital Event, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution."

     General

          The Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to $___ million, such amount being the sum of the aggregate stated liquidation amounts of the Capital Securities and the Common Securities.

          The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on ________.

          If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of Citicorp by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     Subordination

          The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of Citicorp, including all outstanding subordinated debt securities issued by Citicorp prior to the issuance of the Subordinated Debt Securities. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default, unless and until such default shall have been cured or waived or such proceeding shall be terminated. Upon any distribution of assets of Citicorp to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Citicorp must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Notwithstanding the foregoing, the holders of Senior Indebtedness shall not be entitled to receive payment of any amounts which would otherwise (but for the subordination provisions of the Indenture) be payable in respect of the Subordinated Debt Securities but for the fact that any such Senior Indebtedness is by its terms subordinated in right of payment to Trade Credit (as defined herein) and, as a result of which subordination, amounts otherwise payable in respect of such Senior Indebtedness are to be paid to holders of Trade Credit.

          The term "Senior Indebtedness" means any obligation of Citicorp to its creditors, whether outstanding or subsequently incurred, except for (w) any other subordinated debt securities issued under the Indenture, (x) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Citicorp that is a financing vehicle of Citicorp (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Citicorp pursuant to an instrument that ranks pari passu with, or junior to, the Guarantee, (y) obligations incurred or assumed by Citicorp in the ordinary course of business in connection with the obtaining of materials or services, and all obligations of Citicorp in respect of any guarantees of such obligations of subsidiaries of Citicorp (provided that obligations described in this clause (y) ("Trade Credit") shall not include traveler's checks or other unsubordinated financial instruments) and (z) any other obligations as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not Senior Indebtedness. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Citicorp.

     Interest

          The Subordinated Debt Securities will bear interest at the rate of ____% per annum from the original date of issuance, payable semiannually in arrears on _________ and _______ of each year (each an "Interest Payment Date"), commencing __________, to the persons in whose name such Subordinated Debt Securities are registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event any Subordinated Debt Securities distributed to holders of Capital Securities shall not continue to remain in book-entry only form, Citicorp shall have the right to select record dates, which shall be not less than one nor more than 15 Business Days prior to the Interest Payment Date.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     Option to Extend Interest Payment Period

          So long as no Event of Default shall have occurred and be continuing under the Indenture, Citicorp shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semiannual interest periods from the last interest payment date to which interest was paid in full, at the end of which Extension Period, Citicorp shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded semiannually at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) Citicorp shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire for value or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Citicorp common stock in connection with the satisfaction by Citicorp of its obligations under any employee benefit plans or any other contractual obligations of Citicorp (other than a contractual obligation ranking pari passu with or junior in right of payment to the Subordinated Debt Securities) entered into prior to the date of issuance of the Subordinated Debt Securities, (ii) as a result of a reclassification of Citicorp capital stock or the exchange or conversion of one class or series of Citicorp's capital stock for another class or series of Citicorp capital stock or (iii) the purchase of fractional interests in shares of Citicorp's capital stock pursuant to the conversion or exchange provisions of such Citicorp capital stock or the security being converted or exchanged) and (b) Citicorp shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Citicorp that rank pari passu with or junior in right of payment to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Citicorp may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semiannual interest periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Citicorp may commence a new Extension Period, subject to the terms set forth in this section. No interest shall be due and payable during an Extension Period, except at the end thereof. Citicorp has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Institutional Trustee is the sole holder of the Subordinated Debt Securities, Citicorp shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Citicorp's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee is not the sole holder of the Subordinated Debt Securities, Citicorp shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Citicorp is required to give notice to any applicable self-regulatory organization or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment.

     Additional Interest

          If at any time the Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any such case, Citicorp will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust or the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     Optional Redemption

          Citicorp will have the right to redeem the Subordinated Debt Securities, in whole or in part, from time to time, on or after ___________, and earlier in certain circumstances upon the occurrence of a Tax Event or a Regulatory Capital Event as described under "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the applicable Redemption Percentage (as defined under "Description of the Capital Securities -- Redemption") of the principal amount to be redeemed plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date; provided, however, that the Subordinated Debt Securities may not be redeemed in part unless all unpaid interest, including Additional Interest, accrued through the most recent semiannual interest period ending on or prior to the date fixed for redemption shall have been paid. Before effecting any optional redemption, Citicorp will obtain any approvals of regulatory authorities then required by applicable law.

     Indenture Events of Default

          See "Description of the Subordinated Debt Securities --Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of Events of Default under the Indenture. An Event of Default under the Indenture also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default under the Indenture has occurred and is continuing and such event is attributable to the failure of Citicorp to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable, Citicorp acknowledges that a holder of Capital Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Capital Securities by Citicorp in connection with a Direct Action, Citicorp shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust, and Citicorp shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

     Book-Entry and Settlement

          If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event or a Regulatory Capital Event, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

          Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

     The Depositary

          If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by Citicorp. Citicorp may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

          None of Citicorp, the Trust, the Institutional Trustee, any paying agent and any other agent of Citicorp, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Discontinuance of the Depositary's Services

          A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Citicorp that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed,
     (iii) Citicorp, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

     Governing Law

          The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

     Miscellaneous

          The Indenture will provide that Citicorp will pay all fees and expenses related to (i) the offering of the Subordinated Debt Securities,
     (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

          Citicorp will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Citicorp; provided that, in the event of any such assignment, Citicorp will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                      UNITED STATES FEDERAL INCOME TAXATION

     General

          In the opinion of E. Noel Harwerth, Esq., Chief Tax Officer of Citibank, N.A., the following discussion describes the material United States federal income tax consequences applicable to holders of the Capital Securities. This discussion deals only with Capital Securities held as capital assets by initial holders and does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding the Capital Securities as a hedge or hedged against currency risks or as part of a straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, published rulings and court decisions, as currently in effect, all of which are subject to change, possibly with retroactive effect.

          Persons considering the purchase of Capital Securities should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations, as well as the application of state or local laws or the laws of any other taxing jurisdiction.

     United States Holders

          As used herein, "United States Holder" means a beneficial holder of Capital Securities who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof (including the District of Columbia), or (iii) a person otherwise subject to United States federal income taxation on a net income basis in respect of Capital Securities.

     Classification of the Subordinated Debt Securities

          Assuming full compliance with the terms of the Indenture and the Declaration, the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of Citicorp.

     Classification of the Trust

          Assuming full compliance with the terms of the Indenture and the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each holder will be required to include in its gross income interest and original issue discount ("OID"), if any, accrued with respect to its allocable share of the Subordinated Debt Securities.

     Interest and Original Issue Discount

          United States Holders (including cash basis United States Holders) of debt instruments issued with OID must generally include such OID in income as it accrues on a constant yield basis, generally before the receipt of cash attributable to such income. A debt instrument will generally be treated as issued with OID if the excess of the instrument's "stated redemption price at maturity" over its issue price is more than a specified de minimis amount. The stated redemption price at maturity of an instrument is the total of all payments provided by the instrument that are not payments of "qualified stated interest." A qualified stated interest payment is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether a debt instrument has been issued with OID, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Subordinated Debt Securities, Citicorp has concluded that the likelihood of its exercising its option to defer payment of interest is remote because the exercise of such option would prevent Citicorp from declaring dividends on any class of its stock. Accordingly, Citicorp intends to treat the Subordinated Debt Securities as having been issued without OID and, therefore, United States Holders of the Capital Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield basis.

          If, however, Citicorp were to exercise its right to defer payments of interest, under existing Treasury regulations, the Subordinated Debt Securities will become OID instruments, and all United States Holders of the Capital Securities will thereafter be required to accrue interest on a constant yield basis during any Extension Period even though Citicorp will not pay the interest in cash until the end of the Extension Period, and even though a United States Holder may be on the cash method of accounting. Furthermore, if the Subordinated Debt Securities become OID instruments because Citicorp has exercised its right to defer payment of interest, they will be taxed as OID instruments for as long as they remain outstanding, even after the expiration of the Extension Period and the payment of all accrued and compounded interest.

          The above conclusions are based on recently-promulgated Treasury regulations, which have not been interpreted by any court decisions or addressed in any rulings or other pronouncements of the Internal Revenue Service ("IRS"), and its is possible that the IRS could take a position contrary to the conclusions herein.

          Corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

     Market Discount and Bond Premium

          Under certain circumstances, United States Holders of Capital Securities other than initial holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

     Receipt of Subordinated Debt Securities or Cash Upon Liquidation of the
     Trust

          As described under "Description of the Capital Securities --Tax Event Redemption or Distribution" and "--Regulatory Capital Event Redemption or Distribution," Citicorp has the right to distribute Subordinated Debt Securities to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debt Securities equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is treated as an association taxable as a corporation at the time of its liquidation, the distribution of Subordinated Debt Securities in liquidation of the Trust would likely constitute a taxable event to the holders of the Capital Securities.

          Upon the occurrence of a Tax Event or a Regulatory Capital Event, the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a United States Holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "United States Federal Income Taxation -- Sales of Capital Securities."

     Sales of Capital Securities

          A United States Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming Citicorp does not defer interest on the Subordinated Debt Securities by extending the interest payment period, a holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. Except to the extent attributable to accrued but unpaid interest (which is taxable as ordinary income ) and subject to the market discount rules described above, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

          The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. If Citicorp exercises its right to defer payments of interest, a United States Holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the United States Holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis United States Holders will be subject to similar treatment without regard to Citicorp's election to defer.

     United States Alien Holders

          Under present United States federal income tax law and subject to the discussion of backup withholding below:

               (a) payment of principal and interest (including any OID) by the Trust or any of its paying agents to any United States Alien Holder (as defined below) will not be subject to United States federal withholding tax, provided that in the case of interest or OID, (1) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citicorp entitled to vote, (2) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to Citicorp through stock ownership, (3) either (i) the beneficial owner of the Capital Securities certifies to Citicorp or its agent, under penalties of perjury, that he is not a United States person (as defined below) and provides his name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Capital Securities on behalf of the beneficial owner certifies to Citicorp or its paying agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor a copy thereof, and (4) the beneficial owner is not a bank as to which the Capital Securities (or any portion thereof) is considered to be an extension of credit made by a bank pursuant to a loan agreement entered into in the ordinary course of the bank's trade or business;

               (b) a United States Alien Holder will not be subject to United States federal withholding tax on gain realized on the sale or other disposition of Capital Securities.

          As used herein, a "United States Alien Holder" is any holder of Capital Securities who is a United States Alien (as defined below). As used herein, a "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of the members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, in each case not subject to United States federal income tax on a net income basis in respect of Capital Securities. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     Backup Withholding and Information Reporting

          Payments of principal (including OID, if any) and any premium and interest made within the United States by the Trust or any of its paying agents are generally subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and backup withholding do not apply to payments made on Capital Securities if the certification described in clause (a)(3) under "United States Alien Holders" is received, provided, in each case, that the payor does not have actual knowledge that the holder is a United States person.

          Payment of the proceeds from the sale of Capital Securities to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, information reporting will apply to such payments unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or the owner otherwise establishes an exemption. Payment of the proceeds from a sale of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

          Backup withholding will generally not apply to United States Holders other than certain noncorporate Holders who fail to supply an accurate taxpayer identification number or who fail to report all interest and dividend income required to be shown on their federal income tax returns.

     Proposed Tax Legislation

          Prospective investors should be aware that the Clinton administration has previously proposed legislation that, if enacted, would deny corporate issuers a deduction for interest in respect of certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet and would also deny issuers an interest deduction on any debt instruments with a weighted average maturity of greater than 40 years. No such proposals are currently pending in Congress, but there can be no assurance that similar legislation will not be enacted in the future or that other legislation enacted after the date hereof will not adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Capital Securities--Tax Event Redemption or Distribution".

                              ERISA CONSIDERATIONS

          Each of the Company (the obligor with respect to the Subordinated Debt Securities held by the Trust) and its affiliates may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Subordinated Debt Securities by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Subordinated Debt Securities and to have appointed the Institutional Trustee.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Capital Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any of the Capital Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                     Number of
                                                                     Capital
                 Underwriters                                        Securities
                 ------------                                        ----------


        Total

          The Underwriters propose to offer the Capital Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $____ per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by Citicorp Securities, Inc.

          In view of the fact that the proceeds of the sale of the Capital Securities will ultimately be used to purchase the Subordinated Debt Securities of Citicorp, the Underwriting Agreement provides that Citicorp will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $____ per Capital Security (or $_________ in the aggregate) for the accounts of the several Underwriters.

          Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") or (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

          Prior to this offering there has been no public market for the Capital Securities. The Underwriters have advised the Trust that they intend to make a market in the Capital Securities. The Underwriters will have no obligation to make a market in the Capital Securities, however, and may cease market-making activities, if commenced, at any time.

          The Trust and Citicorp have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          This Prospectus Supplement and related Prospectus may be used by direct or indirect subsidiaries of Citicorp in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

          The participation of an affiliate or subsidiary of Citicorp in the offer and sale of the Capital Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding underwriting securities of the affiliate.

          Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Citicorp and its subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

          Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Subordinated Debt Securities and the Guarantee and certain matters relating thereto will be passed upon for Citicorp by Stephen E. Dietz, Associate General Counsel of Citibank, N.A. Mr. Dietz owns or has the right to acquire a number of shares of Common Stock of Citicorp equal to less than 0.01% of the outstanding Common Stock of Citicorp. The validity of the Capital Securities, the Guarantee and the Subordinated Debt Securities will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. In rendering their opinion, Sullivan & Cromwell will rely on the opinion of Morris, Nichols, Arsht & Tunnell as to matters of Delaware law.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are approximately $15,000, in addition to those incurred or to be incurred in connection with the offering of securities registered under the Prior Registration Statement.

Item 15. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses incurred by a director or officer in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation, among others, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Restated Certificate of Incorporation, as amended, of Citicorp provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145, Citicorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such Restated Certificate of Incorporation also provides, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by Citicorp in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by Citicorp. In addition, as permitted by Section 145 of the General Corporation Law of the State of Delaware, Citicorp maintains liability insurance covering directors and principal officers, including the Regular Trustees of the Trusts.

     Article IV of the Declaration of Trust of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or Citicorp, of Trustees, their officers, directors and employees and certain other persons.

Item 16. Exhibits.

     1(a)        --  Form of Underwriting Agreement--Senior Notes (with
                     representatives, with delayed delivery). (1)
     1(b)        --  Form of Underwriting Agreement--Senior Notes (without
                     representatives, with delayed delivery). (1)
     1(c)        --  Form of Underwriting Agreement--Senior Notes (with
                     representatives, without delayed delivery). (2)
     1(d)        --  Form of Underwriting Agreement--Senior Notes (without
                     representatives, without delayed delivery). (2)
     1(e)        --  Form of Underwriting Agreement--Senior Notes (with Notes and/or Warrants). (3)
     1(f)        --  Form of Selling Agent Agreement--Senior Notes (Domestic).
                     (4)
     1(g)        --  Form of Selling Agent Agreement--Senior Notes (Euro). (5)
     1(h)        --  Form of Delayed Delivery Contract--Senior Notes. (1)
     1(i)        --  Form of Underwriting Agreement--Subordinated Notes (with representatives, with delayed delivery). (6)
     1(j)        --  Form of Underwriting Agreement--Subordinated Notes (without representatives, with delayed delivery). (6)
     1(k)        --  Form of Underwriting Agreement--Subordinated Notes (with representatives, without delayed delivery). (6)
     1(l)        --  Form of Underwriting Agreement--Subordinated Notes (without representatives, without delayed delivery). (6)
     1(m)        --  Form of Underwriting Agreement--Subordinated Notes (with
                     Subordinated Securities and/or Warrants). (7)
     1(n)        --  Form of Selling Agent Agreement--Subordinated Notes
                     (Domestic). (8)
     1(o)        --  Form of Selling Agent Agreement--Subordinated Notes (Euro).
                     (8)
     1(p)        --  Form of Delayed Delivery Contract--Subordinated Notes. (6)
     1(q)        --  Form of Underwriting Agreement--Subordinated Capital Notes
                     (with representatives). (9)

     1(r)        --  Form of Underwriting Agreement--Subordinated Capital Notes
                     (without representatives). (9)
     1(s)        --  Form of Underwriting Agreement -- Preferred Stock (with
                     Representatives). (10)
     1(t)        --  Form of Underwriting Agreement -- Preferred Stock (without
                     Representatives). (10)
     1(u)        --  Form of Underwriting Agreement -- Common Stock (with
                     Representatives). (16)
     1(v)        --  Form of Underwriting Agreement -- Common Stock (without
                     Representatives). (16)
     1(w)        --  Form of Underwriting Agreement -- Trust Capital Securities
                     (19)
     3(i)        --  Restated Certificate of Incorporation, as amended through
                     June 16, 1993, of Citicorp. (16)
                     (a)       Certificate of Designations, Series 18 Preferred
                               Stock. (17)
                     (b)       Certificate of Designations, Series 19 Preferred
                               Stock. (17)
                     (c)       Certificate of Designations, Series 20 Preferred
                               Stock. (17)
                     (d)       Certificate of Designations, Series 21 Preferred
                               Stock. (17)
                     (e)       Certificate of Designations, Series 22 Preferred
                               Stock. (17)
                     (f)       Certificate of Designations, Series 23 Preferred
                               Stock. (17)
     3(ii)       --  Bylaws of Citicorp. (11)
     4(a)        --  Senior Indenture between Citicorp and United States Trust
                     Company of New York, as Trustee. (4)
     4(b)        --  First Supplemental Indenture to Senior Indenture between
                     Citicorp and United States Trust Company of New York, as
                     Trustee. (5)
     4(c)        --  Forms of Senior Notes (included in Exhibit 4(a) at pages
                     A-1 to F-27).
     4(d)        --  Subordinated Indenture between Citicorp and The Chase
                     Manhattan Bank (formerly known as Chemical Bank), as
                     Trustee. (12)
     4(e)(i)     --  First Supplemental Indenture to Subordinated Indenture
                     between Citicorp and The Chase Manhattan Bank, as Trustee.
                     (13)
     4(e)(ii)    --  Second Supplemental Indenture to Subordinated Indenture
                     between Citicorp and The Chase Manhattan Bank, as Trustee.
                     (18)
     4(f)        --  Forms of Subordinated Notes (included in Exhibit 4(d) at pages A-1 to G.3-2).
     4(g)        --  Subordinated Capital Notes Indenture between Citicorp and
                     The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee. (9)
     4(h)        --  First Supplemental Indenture to Subordinated Capital Notes
                     Indenture between Citicorp and The Chase Manhattan Bank
                     (formerly known as Chemical Bank), as Trustee. (14)
     4(i)        --  Form of Note Warrant Agreement--Senior Notes (with
                     definitive Note Warrants). (3)
     4(j)        --  Form of definitive Note Warrant--Senior Notes (included in
                     Exhibit 4(h) at pages 16 to 22). (3)
     4(k)        --  Form of Note Warrant Agreement--Senior Notes (with global
                     Note Warrants). (3)
     4(l)        --  Form of global Note Warrant--Senior Notes (included in
                     Exhibit 4(k) at pages 22 to 29). (3)
     4(m)        --  Form of Note Warrant Agreement--Subordinated Notes (with definite Note Warrants). (7)
     4(n)        --  Form of definitive Note Warrant--Subordinated Notes
                     (included in Exhibit 4(m) at pages 16-22). (7)
     4(o)        --  Form of Note Warrant Agreement--Subordinated Notes (with global Warrants). (7)
     4(p)        --  Form of global Note Warrant--Subordinated Notes (included at Exhibit 4(m) at pages 22-29). (7)
     4(q)        --  Form of Currency Warrant Agreement (with global Currency
                     Warrants). (15)
     4(r)        --  Form of global Currency Warrant (included in Exhibit 4(h)
                     at pages A-1 to A-5). (15)

     4(s)        --  Form of Certificate for shares of Preferred Stock. (10)
     4(t)        --  Form of Depositary Receipt. (10)
     4(u)        --  Form of Deposit Agreement. (10)
     4(v)        --  Form of Common Stock and Preferred Stock Warrant Agreement
                     (with definitive Common Stock and Preferred Stock Warrant).
                     (16)
     4(w)        --  Form of Common Stock and Preferred Stock Warrant (included in Exhibit 4(v) at pages 14 to 19). (16)
     4(x)        --  Certificate of Trust of Citicorp Capital III. (Certificates
                     of Trust for each other Trust, identical except for the
                     name, will be filed upon request.) (20)
     4(y)        --  Declaration of Trust of Citicorp Capital III. (Declarations
                     of Trust for each other Trust, identical except for the
                     name, will be filed upon request.) (20)
     4(z)(i)     --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital III. (20)
     4(z)(ii)    --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital IV. (20)
     4(z)(iii)   --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital V. (20)
     4(z)(iv)    --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital VI. (20)
     4(z)(v)     --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital VII. (20)
     4(z)(vi)    --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital VIII.(20)
     4(z)(vii)   --  Form of Amended and Restated Declaration of Trust to be
                     used in connection with the issuance of Capital Securities by Citicorp Capital IX. (20)
     4(aa)       --  Junior Subordinated Indenture between Citicorp and
                     Wilmington Trust Company, as Trustee. (20)
     4(bb)       --  Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities
                     and Capital Securities. (19)
     4(cc)(i)    --  Form of Capital Security of Citicorp Capital III. (included as part of Exhibit 4(z)(ii)).
     4(cc)(ii)   --  Form of Capital Security of Citicorp Capital IV. (included as part of Exhibit 4(z)(iii)).
     4(cc)(iii)  --  Form of Capital Security of Citicorp Capital V. (included as part of Exhibit 4(z)(iv)).
     4(cc)(iv)   --  Form of Capital Security of Citicorp Capital VI. (included as part of Exhibit 4(z)(v)).
     4(cc)(v)    --  Form of Capital Security of Citicorp Capital VII. (included as part of Exhibit 4(z)(vi)).
     4(cc)(vi)   --  Form of Capital Security of Citicorp Capital VIII.
                     (included as part of Exhibit 4(z)(vii)).
     4(cc)(vii)  --  Form of Capital Security of Citicorp Capital IX. (included as part of Exhibit 4(z)(viii)).
     4(dd)       --  Form of Junior Subordinated Debt Security (included as part of Exhibit 4(aa)).
     4(ee)(i)    --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital III. (20)
     4(ee)(ii)   --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital IV. (20)
     4(ee)(iii)  --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital V. (20)
     4(ee)(iv)   --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital VI.(20)
     4(ee)(v)    --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital VII. (20)
     4(ee)(vi)   --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital VIII. (20)

     4(ee)(vii)  --  Form of Guarantee with respect to Capital Securities of
                     Citicorp Capital IX. (20)
     5(a)        --  Opinion and consent of Stephen E. Dietz, Associate General
                     Counsel of Citibank, N.A.
     5(b)        --  Opinion and consent of Morris, Nichols, Arsht & Tunnell.
     8(a)        --  Opinion and consent of E. Noel Harwerth, Esq., Chief Tax
                     Officer of Citibank, N.A.
     12(a)       --  Citicorp and Subsidiaries--Calculation of Ratio of Income
                     to Fixed Charges. (18)
     23(a)       --  Consent of KPMG Peat Marwick LLP.
     23(b)       --  Consent of Stephen E. Dietz, Associate General Counsel of
                     Citibank, N.A. (included as part of Exhibit 5(a)).
     23(c)       --  Consent of Morris, Nichols, Arsht & Tunnell (included as part of Exhibit 5(b)).
     23(d)       --  Consent of E. Noel Harwerth (included as part of Exhibit
                     8(a)).
     24          --  Powers of Attorney.
     25(a)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Trustee with respect to Junior Subordinated Debt Securities of Citicorp.
     25(b)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital III.
     25(c)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital IV.
     25(d)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital V.
     25(e)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital VI.
     25(f)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital VII.
     25(g)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital VIII.
     25(h)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Property Trustee under the Amended and Restated Declaration of Trust of Citicorp Capital IX.
     25(i)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital III.
     25(j)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital IV.
     25(k)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital V.
     25(l)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital VI.
     25(m)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital VII.
     25(n)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital VIII.
     25(o)       --  Statement of Eligibility of Wilmington Trust Company, as
                     Guarantee Trustee under the Capital Securities Guarantee of
                     Citicorp for the benefit of the holders of Capital
                     Securities of Citicorp Capital IX.

     25(r)       --  Statement of Eligibility of United States Trust Company of
                     New York with respect to Senior Notes of Citicorp.
     25(s)       --  Statement of Eligibility of The Chase Manhattan Bank with respect to Subordinated Notes of Citicorp.

--------
     (1) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 2-95728.
     (2) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-2978.
     (3) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-20454.
     (4) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-30791.
     (5) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-36177.
     (6) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 2-97198.
     (7) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-20692.
     (8) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-33238.
     (9) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-4400.
     (10) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-35178.
     (11) Incorporated herein by reference to Citicorp's Registration Statement on Form S-8, File No. 33-53261 (Commission File Number 1-5738).
     (12) Incorporated herein by reference to Citicorp's Financial Review and Form 10-Q filed on August 14, 1991 (Commission File Number 1-5738).
     (13) Incorporated herein by reference to Citicorp's Current Report on Form 8-K filed on November 22, 1992 (Commission File Number 1-5738).
     (14) Incorporated herein by reference to Citicorp's Current Report on Form 8-K filed on April 17, 1987 (Commission File Number 1-5738).
     (15) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-42378.
     (16) Incorporated herein by reference to Citicorp's Registration Statement on Form S-3, File No. 33-64574.
     (17) Incorporated herein by reference to Citicorp's Registration Statement on Form 8-A, filed with respect to the corresponding series of preferred stock.
     (18) Incorporated herein by reference to Citicorp's Current Report on Form 8-K, dated April 15, 1997 (Commission File Number 1-5738).
     (19) Incorporated herein by reference to Citicorp's and the Trusts' Registration Statement on Form S-3, File No. 333-14971.
     (20) Incorporated herein by reference to Citicorp's and the Trusts' Registration Statement on Form S-3, File No. 333-20803.

Item 17.  Undertakings.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To supplement the prospectus relating to any offering of warrants or rights, after the expiration date of the related subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on the terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on July 22, 1997.

                                               CITICORP


                                               By /s/ Peter Gallant
                                                  --------------------
                                                  Peter Gallant
                                                  Vice President

                                               CITICORP CAPITAL III
                                               CITICORP CAPITAL IV
                                               CITICORP CAPITAL V
                                               CITICORP CAPITAL VI
                                               CITICORP CAPITAL VII
                                               CITICORP CAPITAL VIII
                                               CITICORP CAPITAL IX

                                               By  /s/ Peter Gallant
                                                   --------------------
                                                   Peter Gallant
                                                   Trustee


                                               By  /s/ John F. Rice
                                                   --------------------
                                                   John F. Rice
                                                   Trustee

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below on July 22, 1997 by the following persons in the capacities with Citicorp indicated below.

               Signature                              Capacity
               ---------                              --------

                    *                            Chairman and Director
     ------------------------------             (Principal Executive Officer)
          John S. Reed

                                                 Executive Vice President
          /s/ Victor J. Menezes                  Chief Financial Officer
     -----------------------------
          Victor J. Menezes

         Signature                               Capacity

         /s/ Thomas E. Jones                     Executive Vice President
     ------------------------------             (Principal Financial Officer)a
         Thomas E. Jones


                  *                              Director
     -----------------------------
         D. Wayne Calloway


                  *                              Director
     -----------------------------
         Paul J. Collins


                  *                              Director
     -----------------------------
         Kenneth T. Derr


                  *                              Director
     -----------------------------
         John M. Deutch


                  *                              Director
     -----------------------------
         Reuben Mark


                  *                              Director
     -----------------------------
         Richard D. Parsons


                  *                              Director
     -----------------------------
         William R. Rhodes


                  *                              Director
     -----------------------------
         Rozanne L. Ridgway


----------
a Responsible for financial control, tax, accounting and reporting.

                  Signature                      Capacity


                  *                              Director
     -----------------------------
         H. Onno Ruding


                  *                              Director
     -----------------------------
         Robert B. Shapiro


                  *                              Director
     -----------------------------
         Frank A. Shrontz


                  *                              Director
     -----------------------------
         Franklin A. Thomas


                  *                              Director
     -----------------------------
         Edgar S. Woolard, Jr.


*By   /s/ Peter Gallant
      -----------------------------
         Peter Gallant
         Attorney-in-Fact